          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant  / /
Filed by a Party other than the Registrant  /X/

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          Advanced Micro Devices, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                          Advanced Micro Devices, Inc.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4) Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                          ADVANCED MICRO DEVICES, INC.                    [LOGO]
                                 ONE AMD PLACE
                                 P.O. BOX 3453
                        SUNNYVALE, CALIFORNIA 94088-3453

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           WEDNESDAY, APRIL 27, 1994

                            ------------------------

     The Annual Meeting of Stockholders of Advanced Micro Devices, Inc., will be held at the St. Regis Hotel, 2 East 55th Street, New York, New York 10022, on April 27, 1994 at 10:00 AM for the following purposes:

     1.  To elect eight directors.

     2. To approve the 1992 Stock Incentive Plan, as amended, and an increase by 4,600,000 in the number of shares authorized to be issued under the Plan, all as set forth in greater detail in the 1994 proxy statement.

     3. To ratify the appointment of Ernst & Young as independent auditors for the Corporation for the current year.

     4. To consider and act on a stockholder proposal concerning the Nominating Committee of the Board of Directors, as set forth in the proxy statement, if such proposal is brought before the meeting.

     5. To consider and act on a stockholder proposal concerning the composition of the Board of Directors, as set forth in the proxy statement, if such proposal is brought before the meeting.

     6. To consider and act on a stockholder proposal requesting the Board of Directors redeem the preferred stock purchase rights issued in 1990 under the Corporation's Stockholder Rights Plan unless such Plan is approved by the stockholders, as set forth in the proxy statement, if such proposal is brought before the meeting.

     7. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on February 28, 1994, are entitled to vote at this meeting and any adjournment or postponement thereof. A list of such stockholders is kept at the offices of the Corporation's transfer agent, The First National Bank of Boston, BancBoston Trust Company of New York, One Exchange Plaza, 55 Broadway, 3rd Floor, New York, New York. The meeting will be open to stockholders of record, proxyholders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the meeting.

                                          By Order of the Board of Directors,

                                          MARVIN D. BURKETT
                                          Secretary

Sunnyvale, California
March 25, 1994

     PLEASE USE THE ENCLOSED STAMPED ENVELOPE TO RETURN YOUR PROXY. RETURNING YOUR PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING. YOUR PROMPT RESPONSE WILL HELP YOUR COMPANY ASSURE A QUORUM AND AVOID ADDITIONAL EXPENSE FOR PROXY SOLICITATION.

                          ADVANCED MICRO DEVICES, INC.
                                 ONE AMD PLACE
                                 P.O. BOX 3453
                        SUNNYVALE, CALIFORNIA 94088-3453

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 27, 1994

     The enclosed proxy is solicited on behalf of the Board of Directors of Advanced Micro Devices, Inc. (the "Corporation" or "AMD"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held at 10:00 AM at the St. Regis Hotel, 2 East 55th Street, New York, New York 10022, on April 27, 1994, and at any adjournment or postponement thereof. Only holders of the Corporation's Common Stock of record on February 28, 1994, will be entitled to vote. Holders of Common Stock are entitled to one vote for each share held. There is no cumulative voting. At the close of business on the record date, there were approximately 92,627,503 shares of the Corporation's Common Stock outstanding.

     The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting of Stockholders. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter. (Broker non-votes occur when a broker votes on some matters, but does not vote on other matters, because under applicable rules of the New York Stock Exchange, the broker cannot vote on the matter in the absence of instructions from the beneficial owner.) In the absence of instructions from beneficial owners, brokers do not have discretionary authority to vote on the three stockholder proposals included in this proxy statement and which are properly presented for action at the Annual Meeting. The effect of abstentions and broker non-votes on the calculation of the required vote on specific proposals to be brought before the Annual Meeting of Stockholders is discussed under each proposal, where applicable.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. A proxy may be revoked by filing an instrument revoking it or a duly executed proxy bearing a later date with the Office of the Secretary of the Corporation prior to the meeting, or by attending the meeting and electing to vote in person.

     The shares represented by a duly executed and unrevoked proxy in the form accompanying this Proxy Statement will be voted in accordance with the specifications contained therein, and in the absence of specifications will be voted FOR the nominees for director named herein, FOR the 1992 Stock Incentive Plan as amended, FOR the ratification of auditors, AGAINST any of the stockholder proposals set forth in the Notice of Annual Meeting of Stockholders which are properly presented by the proponent or the proponent's qualified representative for action at the meeting, and according to the discretion of the proxy holders on any other matters that properly come before the meeting.

     This Proxy Statement and the accompanying proxy were first sent to stockholders on approximately March 25, 1994. The cost of this solicitation is being borne by the Corporation. The Corporation may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited personally or by telephone, facsimile or telegram, by certain of the Corporation's directors, officers and regular employees, without additional compensation. The Corporation has retained Georgeson & Company, Inc., professional proxy solicitors, to assist in the soliciting of proxies. Employees of the soliciting firm may solicit proxies personally, by telephone, facsimile and telegram, and by any other means of communication. The Corporation expects to pay the solicitor a fee of $7,000 plus normal out-of-pocket expenses for its assistance in preparing soliciting material and soliciting proxies, for an anticipated total cost of approximately $25,000.

PRINCIPAL STOCKHOLDERS

     The following table shows the name, address, number of shares held, and percentage of shares held as of February 18, 1994 by each person or entity known to the Corporation to be the beneficial owner of more than five percent (5%) of the Corporation's Common Stock.

          NAME AND ADDRESS                AMOUNT AND NATURE OF OWNERSHIP       PERCENT OF CLASS
- ------------------------------------   -------------------------------------   ----------------
The Capital Group                      11,607,020 sole dispositive power            12.53%
333 South Hope St.                     (of which 4,207,100 are held by the
Los Angeles, CA 90071                  Capital Group with sole voting power)
FMR Corp. (Fidelity Investments)       5,842,218 sole dispositive power              6.31%
82 Devonshire Street                   (of which 94,598 shares are held by
Boston, MA 02109                       FMR Corp. with sole voting power)
*Vanguard/Windsor Fund, Inc.           7,826,000 shared dispositive power            8.45%
P.O. Box 2600                          (of which 7,826,000 are held by
Valley Forge, PA 19482                 Vanguard/Windsor with shared voting
                                       power)
*Wellington Management Company         9,936,950 shared dispositive power           10.73%
75 State Street                        (of which 1,019,500 shares are held
Boston, MA 02109                       by Wellington with shared voting
                                       power)

- ---------------

* Shares held by Vanguard/Windsor are included among shares held by Wellington Management.

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     As set by the Board of Directors pursuant to the Bylaws of the Corporation, the authorized number of directors to be elected is eight, increased from six, the number of directors elected last year. Directors will hold office from the time of their election until the next Annual Meeting of Stockholders and until successors are elected and qualified. The eight nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, shall be elected as directors. Only votes cast for a nominee will be counted in determining whether that nominee has been elected as director. Stockholders may withhold authority to vote for the entire slate as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any individual nominee. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in such nominees receiving fewer votes, but will not otherwise affect the outcome of the vote.

     The following eight persons have been selected by the Nominating Committee of the Board of Directors and have been accepted by the Board as nominees for election to the Board: W. J. Sanders III, Dr. Friedrich Baur, Charles M. Blalack, Dr. R. Gene Brown, Anthony B. Holbrook, Richard Previte, Joe L. Roby, and Dr. Leonard Silverman. All of the nominees except for Drs. Baur and Silverman are incumbent directors. If any of the nominees should decline or be unable to act as a Director, the shares may be voted for such substitute nominees as the persons appointed in the proxy may in their discretion determine. Shares represented by the enclosed proxy will be voted "FOR" the election of these nominees, unless authority to vote for one or more nominees is withheld.

     The experience and background of each of the nominees are set forth below.

     W. J. SANDERS III -- Mr. Sanders is Chairman of the Board and Chief Executive Officer of Advanced Micro Devices, Inc. Mr. Sanders co-founded the Corporation in 1969. He is also an Advisory Director of Donaldson, Lufkin & Jenrette, Inc.

     DR. FRIEDRICH BAUR -- Dr. Baur has been President and Managing Partner of MST Beteiligungs und Unternehmensberatungs GmbH, a German consulting firm since 1990. Beginning in 1953, Dr. Baur held a variety of positions of increasing responsibility with Siemens, AG, retiring in 1982 as Executive Vice President and a Managing Director. He also represented Siemens on the Board of Directors of Advanced Micro Devices from 1978 until 1982. From 1982 to 1990, Dr. Baur was Chairman of the Board of Zahnradfabrik Friedrichshafen AG, a publicly traded German company.

     CHARLES M. BLALACK -- Mr. Blalack is Chairman of the Board and Chief Executive Officer of Blalack and Company, an investment banking firm and a member of the NASD. From 1970 until 1991, Mr. Blalack was Chief Executive Officer of Blalack-Loop, Inc., also an investment banking firm and member of the NASD. Prior to that, he was founder, chairman and chief executive officer of BW & Associates, an investment banking firm and member of the NYSE. Mr. Blalack had been a member of the Board of Directors of Monolithic Memories, Inc. ("MMI") until it was acquired by the Corporation in 1987. Mr. Blalack is currently a member of the Board of Directors of GrandCare, Inc.

     DR. R. GENE BROWN -- Dr. Brown is a private investor and management consultant. From 1961 to 1968, Dr. Brown was a full-time professor in the graduate schools of business at Harvard, then Stanford University. From 1968 to 1974, Dr. Brown was Vice President of Corporate Development for Syntex Corporation, and from 1974 to 1976, President of Berkeley BioEngineering. He serves on the Board of Directors of other companies, including the economic consulting firm of Putnam, Hayes & Bartlett, where he is an outside director and member of the executive committee.

     ANTHONY B. HOLBROOK -- Mr. Holbrook is Vice Chairman of the Board of Directors and Chief Technical Officer of Advanced Micro Devices, Inc. Prior to his election as Vice Chairman in 1990, Mr. Holbrook was President from 1986 to 1990 and Chief Operating Officer from 1986 to 1989. Mr. Holbrook was Executive Vice President and Chief Operating Officer from 1982 to 1986.

     RICHARD PREVITE -- Mr. Previte is currently President and Chief Operating Officer of Advanced Micro Devices, Inc. Prior to his election as President in 1990, Mr. Previte served as Executive Vice President and Chief Operating Officer from 1989 to 1990, had been Chief Financial Officer and Treasurer of the Corporation from shortly after its founding in 1969 until 1989, and had been Chief Administrative Officer and Secretary of the Corporation from 1986 to 1989.

     JOE L. ROBY -- Mr. Roby is currently Chairman of the Investment Banking Group of Donaldson, Lufkin & Jenrette, Inc. Mr. Roby is also a member of the Board of Directors of Donaldson, Lufkin & Jenrette, Inc. and Sybron Corporation. Donaldson, Lufkin & Jenrette, Inc. is a securities brokerage and investment banking firm, and is a wholly-owned subsidiary of the Equitable Life Assurance Society of the United States ("The Equitable"). The Equitable is a financial institution providing insurance and other financial services.

     DR. LEONARD SILVERMAN -- Dr. Silverman is Dean of the School of Engineering of the University of Southern California (USC), and has held that position since 1984. He was elected to the National Academy of Engineering in 1988, and is a Fellow of the Institute of Electrical and Electronic Engineers (IEEE). Dr. Silverman also served on the Board of Directors of Tandon Corporation from 1988 to 1993.

STOCK OWNERSHIP TABLE

     The table below indicates the number of shares of the Corporation's Common Stock beneficially owned as of February 18, 1994 by current directors, the nominees recommended by the Nominating Committee and nominated by the Board of Directors for election as directors, by each of the executive officers listed in the Summary Compensation Table, and by all directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting powers with respect to the shares shown as beneficially owned. Ownership information is based upon information furnished by the respective individuals.

                DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS

                                                                      COMMON STOCK
                                                                      BENEFICIALLY
                                                     DIRECTOR          OWNED AS OF          PERCENT
                    NAME                   AGE        SINCE         FEBRUARY 18, 1994       OF CLASS
    -------------------------------------  ---       --------       -----------------       --------
    W. J. Sanders III....................  57          1969               957,708(1)            1%
    Dr. Friedrich Baur...................  67          --  (2)                 --(2)           N/A
    Charles M. Blalack...................  67          1989                 8,400(3)          *
    Dr. R. Gene Brown....................  61          1969                53,647(4)          *
    Anthony B. Holbrook..................  54          1987               448,609(5)          *
    Richard Previte......................  59          1990               198,093(6)          *
    Joe L. Roby..........................  54          1991                21,200(7)          *
    Dr. Leonard Silverman................  54          --                      --              N/A
    Stephen J. Zelencik(8)...............  59           N/A               122,102(9)          *
    Eugene D. Conner(10).................  50           N/A               219,199(11)         *
    All directors and executive officers
      as a group.........................  --          --               2,427,370(12)           3%

- ---------------

  *  Less than one percent (1%)

 (1) Includes 600,496 shares subject to options that are exercisable on February 18, 1994, or become exercisable within sixty (60) days thereafter. Excludes any shares which may be owned by Mr. Sanders' wife, as to which Mr. Sanders disclaims beneficial ownership.

 (2) Dr. Baur was previously a member of the Board of Directors, from 1978 until 1984.

 (3) Includes 8,400 shares subject to options that are exercisable on February 18, 1994, or become exercisable within sixty (60) days thereafter.

 (4) Includes 8,400 shares subject to options that are exercisable on February 18, 1994, or become exercisable within sixty (60) days thereafter, and 23,847 shares issuable on conversion of Depositary Convertible Exchangeable Preferred Shares. Dr. Brown holds 12,000 shares of the Corporation's Depositary Convertible Exchangeable Preferred Shares, amounting to less than one percent (1%) of the total number of such shares outstanding.

 (5) Includes 372,862 shares subject to options that are exercisable on February 18, 1994, or become exercisable within sixty (60) days thereafter.

 (6) Includes 134,300 shares subject to options that are exercisable on February 18, 1994, or become exercisable within sixty (60) days thereafter.

 (7) Includes 8,400 shares subject to options that are exercisable on February 18, 1994 or become exercisable within sixty (60) days thereafter.

 (8) Mr. Zelencik is Senior Vice President and Chief Marketing Executive of Advanced Micro Devices, Inc.

 (9) Includes 84,625 shares subject to options that are exercisable on February 18, 1994 or become exercisable within sixty (60) days thereafter.

(10) Mr. Conner is Senior Vice President, Operations, of Advanced Micro Devices, Inc.

(11) Includes 209,264 shares subject to options that are exercisable on February 18, 1994 or become exercisable within sixty (60) days thereafter.

(12) Includes 1,818,928 shares subject to options that are exercisable on February 18, 1994, or become exercisable within sixty (60) days thereafter, and 23,847 shares issuable on conversion of Depositary Convertible Exchangeable Preferred Shares. All directors and executive officers as a group hold 12,000 Depositary Convertible Exchangeable Preferred Shares, amounting to less than one percent (1%) of the total number of such shares outstanding.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held four regularly scheduled or special meetings during the fiscal year ended December 26, 1993 (the "Fiscal Year"). Each current member of the Board of Directors nominated for election attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees on which he served during the Fiscal Year. The Corporation has standing Audit, Nominating and Compensation Committees of the Board of Directors.

     Audit Committee

     The Audit Committee, which during the Fiscal Year consisted of Dr. R. Gene Brown as Chairman, Mr. Joe L. Roby and Mr. Charles M. Blalack, all non-employee directors, held three meetings during the Fiscal Year. Members are appointed annually by the full Board. The functions of the Audit Committee include review of internal controls of the Corporation, legal and accounting compliance generally, and the sufficiency of the Corporation's financial reporting. In connection with these reviews it meets alone with appropriate Corporation financial and legal personnel and with the independent auditors, who have free access to the Committee at any time. The Corporation's Internal Control Department, whose director reports directly to the Chairman of the Audit Committee, serves a staff function for the Committee. The Committee recommends to the Board for its approval and for ratification by the stockholders the engagement of the independent auditors to serve the following year in examining the accounts of the Corporation. The Committee also annually reviews the independence of the independent auditors as a factor in these recommendations.

     Nominating Committee

     The Nominating Committee is currently comprised of Mr. W. J. Sanders III, as Chairman, Mr. Joe L. Roby, Mr. Charles M. Blalack, and Dr. R. Gene Brown. This Committee met once during 1993 to consider nominees for the 1993 Annual Meeting. Stockholders who wish to submit names of prospective nominees for consideration by the Nominating Committee should do so in writing to the Office of the Secretary of the Corporation in accordance with the Bylaws of the Corporation.

     Compensation Committees

     The Compensation Committee is currently comprised of Mr. Charles M. Blalack as Chairman, Dr. R. Gene Brown and Mr. Joe L. Roby. Members are appointed annually by the full Board. This Committee reviews and from time to time recommends to the full Board adjustments in the compensation of any officer of the Corporation who is also a member of the Board, and performs periodic reviews with management of existing and proposed compensation plans, programs and arrangements both for officers of the Corporation and for certain non-officer employees. During 1993, the Compensation Committee met four times and was comprised of Mr. Charles M. Blalack as Chairman, Dr. R. Gene Brown, and Mr. Joe
L. Roby during most of the year. Mr. W. J. Sanders III was a member of the Compensation Committee until February 17, 1993, when he resigned from the Committee and was replaced by Mr. Roby. Mr. Sanders participated in one committee meeting prior to his resignation. Mr. Sanders, acting on his own as Chief Executive Officer, has the authority to set salaries and declare bonuses for other executive officers and to allocate bonuses under the Executive Bonus Plan.

     The Board has also established an Officer Stock Committee, which from time to time meets to consider and to act upon recommendations of management to grant stock options, grant stock appreciation rights, and award restricted stock to key employees, including officers and members of the Board who are employees of the Corporation. The Officer Stock Committee, comprised of Mr. Blalack as Chairman, Mr. Roby and Dr. Brown, met twice during the Fiscal Year. Members are appointed annually by the full Board. Effective February 18, 1994 the Officer Stock Committee was dissolved, and its duties were assumed by the Compensation Committee. The Board has delegated to Mr. Sanders, acting as the Employee Stock Committee of the Board, authority to grant stock options and stock appreciation rights and award restricted stock in amounts up to 25,000 shares per employee per year and otherwise administer the plans with respect to employees who are not also members of the Board or officers. The Employee Stock Committee took action 20 times during the Fiscal Year.

     Directors' Fees and Expenses

     Directors who are not employees of the Corporation individually receive an annual fee of $20,000, a fee of $1,000 for attendance at each regular or special nontelephonic meeting of the Board, and a fee of $500 for attendance at each nontelephonic meeting of each committee (other than the Nominating Committee) on which they serve. In addition, the Chairman of the Audit Committee receives an annual fee of $20,000 for services in that capacity, and the Chairman of the Compensation Committee receives an annual fee of $4,000 for services in that capacity. No additional amounts are paid for special assignments. The Corporation also reimburses reasonable out-of-pocket expenses incurred by Directors performing services for the Corporation, including travel expenses of their spouses.

     Pursuant to a nondiscretionary formula set forth in the 1992 Stock Incentive Plan, non-employee Directors also receive stock options covering 12,000 shares on their initial election to the Board (the "First Option"), and automatically receive supplemental options covering 3,000 shares on each subsequent re-election (the "Annual Option"). The First Option vests in increments of 4,800, 3,600, 2,400 and 1,200 on July 15 of the first, second, third and fourth calendar years following election. Each Annual Option vests in increments of 1,000 shares each on July 15 of the second, third and fourth calendar years following re-election. Each such option is granted with an exercise price at fair market value on the date of grant. These options expire on the earlier of ten years from the grant date or twelve months following termination of the director's tenure on the Board.

     Any non-employee Director may elect to defer receipt of all or a portion of his annual fees and meeting fees, but not less than $5,000. Deferred amounts plus interest are payable in a lump sum cash payment or in installments over a period of years, as elected by the Director. Except in the case of the Director's death or disability, payments commence upon the latest of the Director's tenth anniversary of his first deferral, age 55, or upon retirement from the Board, but in no event later than age 70. The aggregate amount of retirement payments equals the Director's deferred fees plus the accumulation of interest. In the event of the Director's death, his beneficiary will receive the value of his account plus, in certain cases, a supplemental death benefit of up to ten times the average annual amount of his deferred fees. During 1993, Dr. Brown deferred fees in the amount of $20,000 pursuant to this program. Dr. Brown received the use of an automobile provided by the Corporation, a value taxable to him at $20,142 in lieu of his annual fee for acting as Chairman of the Audit Committee.

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 12 shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

REPORT OF THE COMPENSATION COMMITTEE AND OF THE OFFICER STOCK COMMITTEE

     The Compensation Committee sets the compensation of the Chief Executive Officer and reviews the design, administration and effectiveness of compensation programs for other key executives, and grants stock options and stock appreciation rights and awards restricted stock to officers. During 1993, stock options for executive officers were granted by the Officer Stock Committee, which was dissolved effective February 18, 1994.

     Compensation Philosophy and Policies

     The Compensation Committee and the Officer Stock Committee believe that long-term corporate success, defined as sustained profitable growth, is best achieved in an environment in which employees have the opportunity to innovate, and are rewarded appropriately for that innovation. Our compensation philosophy is to provide total compensation opportunities that are competitive with the pay practices of other industry-leading companies, and to provide a strong and direct link between corporate performance and compensation. This is accomplished through a combination of cash incentives and equity incentives which are granted to a broad range of the Corporation's employees. We believe that this closely aligns employee interests with those of our stockholders. This alignment is evident in our executive compensation program, which is designed to:

     - Strengthen the relationship between pay and stockholder value by focusing on variable compensation, such as annual performance incentives, and executive ownership of shares, using stock options and other programs.

     - Enhance the Corporation's ability to attract, encourage and retain exceptionally knowledgeable and experienced executives.

     - Balance short-term and long-term business financial goals.

     As an example of this highly performance-based philosophy, in 1990 the Corporation made no profits, and Mr. Sanders and other executives earned no bonus with respect to 1990 results. Conversely, in 1993 the Corporation achieved record operating profits and Mr. Sanders and all but two other executives earned maximum bonuses payable.

     Base Salary

     The Compensation Committee reviews Mr. Sanders' base salary annually, considering factors such as individual performance (leadership, employee morale, industry activities, and maintaining a competitive advantage), corporate performance factors (sales growth, profitability, return on equity) and external competitive pay practices. In analyzing competitive pay practices, the Compensation Committee has reviewed compensation ranges for a select group of high technology companies with annual revenues generally in excess of $1 billion. Most of these companies are included in the S&P High Technology Composite Index. The Corporation endeavors to attract and retain above-average employees, and therefore sets base salary at or above the median for the surveyed companies, with an opportunity for total cash compensation to reach the top quartile when performance targets are exceeded. In recognition of Mr. Sanders' service and contribution to the continued success of the Corporation and to ensure his continued service as Chairman and Chief Executive Officer, the Corporation entered into an employment agreement with him effective July 1, 1991, which continues through December 31, 1996. Mr. Sanders' agreement provides for his base salary to be reviewed annually by the Board of Directors or its delegate (currently the Compensation Committee), and increased if performance and competitive practices warrant. The Compensation Committee increased Mr. Sanders' annual base salary in May, 1993 by 5.5% from $900,000 to $950,000, reflecting the fact that in 1992 the Corporation achieved record operating income on record annual revenues. Mr. Sanders later voluntarily reduced his base salary to $929,000, a 3.2% increase over his prior base salary, in order to enhance the Corporation's ability to deduct the portion of his compensation which exceeds $1 million.

     In consultation with members of the Compensation Committee, the Chairman and Chief Executive Officer reviews annually every other executive officer's base salary, including those officers who are also directors. When reviewing base salaries, Mr. Sanders considers individual and corporate performance, levels of responsibility, and external pay practices.

     Annual Incentives

     Annual incentive opportunities allow the Corporation to communicate key corporate goals to all employees and reward employees for achieving those goals each fiscal year. As one example of these incentives, the Corporation allocates ten percent of operating profits to a profit sharing program in which all employees participate. A portion of this allocation is paid in cash and a portion is contributed to a tax qualified deferred retirement plan.

     Mr. Sanders' employment agreement provides for an annual incentive bonus. This incentive compensation is payable in an amount equal to 0.6% of the annual adjusted operating profits of the Corporation, not to exceed 200% of Mr. Sanders' annual base salary. Any amount exceeding the maximum annual award is added to the award determined for any of the next three fiscal years. A discretionary bonus may also be awarded by the Board or its delegate (currently the Compensation Committee) for unique performance achievements. Pursuant to bonus agreements entered into in 1992, Mr. Previte and Mr. Holbrook are also eligible for and received annual incentive bonuses similar to Mr. Sanders' bonus, but based on 0.3% and 0.15% of adjusted operating profits, respectively.

     For 1993, AMD reported record sales of $1,648,280,000, an increase of 9% over the prior year's $1,514,489,000. The Corporation's operating income was a record $305,053,000, an increase of 13% over the prior year's $269,945,000. Based on this outstanding financial performance, Mr. Sanders' 1993 annual incentive payment was $1,895,879 ($1,900,000 discounted by $4,121 for early payment in December 1993), which amount was further reduced by $41,042, to reflect Mr. Sanders' voluntary reduction in his base pay to $929,000 per annum. This yielded a final 1993 incentive payment of $1,854,837 ($1,857,874 discounted by $3,037 for early payment in December, 1993), with an additional $226,580 carried over for payment in future years.

     Senior executives other than Mr. Sanders, Mr. Previte and Mr. Holbrook were eligible for and earned awards under the Executive Bonus Plan for 1993. A portion of the bonus was based on company profitability for the last fiscal year and responsibility level within the Corporation, and a portion was based on return on equity and sales growth over a multi-year period. This calculation takes into account the cyclical nature of the semiconductor industry and encourages the balancing of short-term decisions with the long-term success of the Corporation. Mr. Sanders determined the allocation of bonus opportunities to other executive officers, considering such factors as individual and corporate performance, levels of responsibility, and external pay practices. Amounts paid were formula-based, variable on a sliding scale over a wide range of performance. In future years, both the short-term and long-term components will be based in part on performance against pre-established levels of performance, and a threshold level of corporate financial performance must be exceeded before any awards are earned. During 1993, all executive officers other than Mr. Previte and Mr. Holbrook earned maximum bonus amounts. Mr. Previte and Mr. Holbrook will reimburse the Corporation $1,700 and $840, respectively, for the early payments in December, 1993 of their bonuses, in order to enhance the Corporation's ability to deduct present and future bonus payments to them.

     Long-Term Incentives

     During 1993, the Officer Stock Committee held the authority to administer and grant options to purchase shares pursuant to the 1992 Stock Incentive Plan and other various stock option plans, and to award shares to selected employees pursuant to the Corporation's Restricted Stock Award Plan. Shares and options granted under the plans generally become freely transferable or exercisable after continued employment for a period of six months to five years, or when the employee or the Corporation achieves certain performance criteria. (Effective February 18, 1994, the Officer Stock Committee was dissolved and its duties were assumed by the Compensation Committee, the members of which are the same as comprised the Officer Stock Committee.)

     Grants under these plans provide an immediate and direct link to shareholder interests. The Corporation and its stockholders benefit from the increased morale and productivity that the Corporation believes are associated with these grants, as well as the ability to retain key employees through the vesting provisions contained in the plans. The number of shares granted is based on the Corporation's business plans, the employee's corporate level of responsibility, individual performance, historical award data, and competitive practices of other companies, most of which are included in the S&P High Technology Composite Index. Whether an executive has exercised previously granted options, or the number of shares or options the executive holds, is generally not considered when granting options or restricted stock. While over a multi-year period AMD strives to award options in amounts equal to or above competitive practice, in 1993 awards to executives were below competitive practices due to a shortage of available shares. The Compensation Committee unanimously recommends that the number of shares under the 1992 Stock Incentive Plan be increased by 4.6 million. Stockholders are being asked to approve such increase at the 1994 annual meeting.

     Stock options and restricted shares were granted to Mr. Sanders in 1991 in connection with signing a new employment agreement. No additional restricted shares or stock options were granted to him in 1992 or 1993.

     Other Incentives

     The semiconductor industry is characterized by high volatility and there is often frequent turnover of employees, including executives. In view of this and of the fact that the Corporation does not have a pension plan, several deferred compensation programs are offered. An executive may defer up to one-half of his or her salary and bonuses. Deferred amounts plus earnings are payable in a lump sum or installments, commencing after a specified number of years or on retirement. Under certain circumstances, distribution may be made in cash or in the form of a whole life insurance policy. On occasion, the Corporation will make an interest-free home loan to an officer, usually as part of a recruitment package or in connection with the officer's relocation from outside the area.

     Tax Policy

     Recently enacted Internal Revenue Code ("IRC") Section 162(m) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and payments are contingent on stockholder approval of the compensation arrangement. The Corporation has endeavored to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. To that end, the Corporation's 1992 Stock Incentive Plan has been amended to ensure continued deductibility under Section 162(m) and stockholder approval is sought for the Plan as amended. With respect to non-equity compensation arrangements, the Compensation Committee has reviewed the terms of those arrangements most likely to be subject to Section 162(m).

     The Compensation Committee believes that with stockholder approval of the 1992 Stock Incentive Plan, as amended, the Corporation will have a reasonable basis for claiming full deductibility of amounts paid under existing executive compensation arrangements. The Committee will consider the continued deductibility of such payments on future compensation arrangements with Messrs. Sanders, Previte and Holbrook but deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Corporation may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m). For example, compensation attributable to future awards of restricted stock or below-market options may not be deductible in all circumstances.

     Conclusion

     The Compensation Committee and the Officer Stock Committee believe that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans described above, a significant portion of the Corporation's executive compensation is based on corporate and individual performance, as well as industry-competitive pay practices. The Committees believe equity compensation, in the form of stock options and restricted stock, is vital to the long-term success of the Corporation. The

Corporation remains committed to this policy, recognizing the competitive market for talented executives and that the cyclical nature of its business may result in highly variable compensation for a particular time period.

Compensation Committee Members:*      Officer Stock Committee Members:
Mr. Charles M. Blalack                Mr. Charles M. Blalack
Dr. R. Gene Brown                     Dr. R. Gene Brown
Mr. Joe L. Roby                       Mr. Joe L. Roby

- ---------------

* In February 1993, Mr. Sanders resigned from the Compensation Committee and Mr. Roby was appointed.

EXECUTIVE COMPENSATION

     The following table shows for the three fiscal years ended December 26, 1993, the compensation paid by the Corporation and its subsidiaries to the Corporation's Chief Executive Officer and to the four other most highly paid executive officers whose aggregate salary and bonus compensation exceeded $100,000.

                     SUMMARY COMPENSATION TABLE (1991-1993)

                                                                                      LONG-TERM COMPENSATION
                                                 ANNUAL COMPENSATION                          AWARDS
                                      -----------------------------------------     ---------------------------
            (A)              (B)        (C)           (D)              (E)              (F)             (G)              (I)

                                                                                                    SECURITIES
                                                                      OTHER         RESTRICTED      UNDERLYING
         NAME AND                                                    ANNUAL            STOCK         OPTIONS/         ALL OTHER
    PRINCIPAL POSITION       YEAR      SALARY        BONUS        COMPENSATION(1)    AWARDS(2)         SARS         COMPENSATION(3)
- ---------------------------  ----     --------     ----------     -------------     -----------     -----------     -------------
W. J. Sanders III            1993     $929,000     $2,081,418(4)    $ 201,200(5)    $        0              0          $40,926
 Chairman and Chief          1992     $874,999     $1,874,976(6)    $ 214,541(7)    $        0              0          $21,272
 Executive Officer           1991     $720,749     $1,007,044       $ 155,723(8)    $3,900,000 (9)    600,000(10)      $12,504

Richard Previte              1993     $543,125     $1,039,009       $  34,879       $        0         25,000          $33,796
 President and Chief         1992     $510,625     $  944,514       $  44,529       $        0              0          $21,272
 Operating Officer           1991     $447,874     $  503,522       $  37,963       $  286,344 (11)   234,900(10)      $12,504

Anthony B. Holbrook          1993     $440,937     $  519,515       $  32,872       $        0         12,500          $32,432
 Vice Chairman and           1992     $425,000     $  472,257       $  44,632       $        0              0          $21,272
 Chief Technical Officer     1991     $419,438     $  275,188       $  41,597       $        0         84,900(10)      $12,504

Stephen J. Zelencik          1993     $334,593     $  304,763       $  27,958       $        0         12,500          $31,882
 Sr. Vice President and      1992     $316,875     $  290,250       $  31,841       $        0              0          $21,272
 Chief Marketing Executive   1991     $294,095     $  211,008       $  29,903       $        0        103,875(10)      $12,504

Eugene D. Conner             1993     $313,501     $  254,400       $  28,028       $        0         12,500          $28,824
 Sr. Vice President          1992     $285,052     $  240,000       $  28,801       $        0         94,300          $21,272
 Operations                  1991     $251,260     $  181,300       $  10,654       $        0         25,000(10)      $ 9,366

- ---------------

 (1) For the named persons other than Mr. Sanders, includes cash profit sharing in the following amounts for Messrs. Previte, Holbrook, Zelencik and Conner respectively: for 1993, $34,879, $28,319, $21,489 and $20,129; for 1992,
     $37,328, $32,053, $25,190 and $23,213; for 1991, $10,421, $9,465, $7,074
     and $6,142.

 (2) The number of restricted shares and their aggregate value at December 26, 1993 were as follows: For Mr. Sanders, 180,000 shares valued at $3,127,500; for the four other persons listed on the table, none. No dividends are paid on any shares of restricted stock.

 (3) Includes, for the most recent fiscal year and for each of the individuals listed, contributions to the Corporation's tax-qualified deferred profit sharing plan in the amount of $17,573, matching contributions to the Corporation's 401(k) Plan in the amount of $3,433, and for Messrs. Sanders, Previte, Holbrook, Zelencik, and Conner nonqualified deferred compensation in the amounts of $17,520, $10,390, $9,890, $8,476 and $6,890, respectively, and life insurance in the amounts of $2,400, $2,400, $1,536, $2,400 and $928, respectively.

 (4) A maximum amount of $1,854,837 was paid out with respect to fiscal year 1993, with a balance of $226,580 carried over for payment with respect to fiscal year 1994, 1995 or 1996.

 (5) Includes $94,937 of in-kind compensation in the form of the use of company-provided vehicles and drivers, and cash payments for profit sharing and tax gross-ups, in the amounts of $60,200 and $38,663, respectively.

 (6) A maximum amount of $1,800,000 was paid out for fiscal year 1992, and the balance of $74,976 was carried over for payment with respect to fiscal year 1993, 1994 or 1995.

 (7) Includes $94,932 of in-kind compensation, in the form of the use of company-provided vehicles and drivers, and cash payments for profit sharing and tax gross-ups, in the amounts of $60,012 and $48,497, respectively.

 (8) Includes $85,962 of in-kind compensation, in the form of the use of company-provided vehicles and drivers, and cash payments for profit sharing and tax gross-ups, in the amounts of $16,637 and $45,524, respectively.

 (9) Includes the value of 180,000 shares which became vested in increments of 60,000 shares each in January 1992, 1993 and 1994.

(10) Includes tandem limited stock appreciation rights on a like number of shares.

(11) Includes the value of 19,250 shares which became vested in 1992.

                      OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                                     ASSUMED ANNUAL RATES OF
                                                                                    STOCK PRICE APPRECIATION
                                                                                         FOR OPTION TERM
                                                                                ---------------------------------
         (A)                (B)             (C)           (D)         (E)       (F)               (G)

                         NUMBER OF      % OF TOTAL
                        SECURITIES     OPTIONS/SARS
                        UNDERLYING      GRANTED TO
                         NUMBER OF       EMPLOYEES     EXERCISE
                       OPTIONS/SARS      IN FISCAL       PRICE     EXPIRATION
        NAME           GRANTED(1)(2)       YEAR        PER SHARE      DATE      0%         5%            10%
- ---------------------  -------------   -------------   ---------   ----------   ---   ------------   ------------
W. J. Sanders III....           0          0.00%          --              --     --             --             --
Richard Previte......      25,000          1.20%        $ 28.50      5/18/03    $ 0   $    448,087   $  1,135,542
Anthony B.
  Holbrook...........      12,500           .60%        $ 28.50      5/18/03    $ 0   $    224,044   $    567,771
Stephen J.
  Zelencik...........      12,500           .60%        $ 28.50      5/18/03    $ 0   $    224,044   $    567,771
Eugene D. Conner.....      12,500           .60%        $ 28.50      5/18/03    $ 0   $    224,044   $    567,771
All Stockholders as a
  group..............                         --        $ 28.50           --    $ 0   $1.6 Billion   $4.2 Billion
Gain to named
  executive officers
  as a percentage of
  gain to all
  stockholders.......                                                                        0.07%          0.07%

- ---------------

(1) Each option grant typically is subject to the following material terms:
    Grants are divisible and may be exercised in groups of one or more shares. The exercise price may be paid in cash or in shares. Withholding taxes due on exercise may be paid in cash, with previously owned shares, or by having shares withheld. Options become fully vested on a change in control. The Compensation Committee of the Board of Directors has the discretion and authority to grant Limited Stock Appreciation Rights in tandem with options. No SARs or LSARs were granted during the period covered by the table.

(2) All grants vest in single increments on July 25, 1995.

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

         (A)               (B)          (C)                     (D)                               (E)
                                                       NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                        NUMBER OF                     UNDERLYING UNEXERCISED                 IN-THE-MONEY
                         SHARES                      OPTIONS/SARS AT 12/26/93          OPTIONS/SARS AT 12/26/93
                       ACQUIRED ON     VALUE      -------------------------------   -------------------------------
        NAME            EXERCISE      REALIZED    (EXERCISABLE)   (UNEXERCISABLE)   (EXERCISABLE)   (UNEXERCISABLE)
- ---------------------  -----------   ----------   -------------   ---------------   -------------   ---------------
W. J. Sanders III....    400,000     $8,276,420      600,496          600,000        $ 7,659,512      $ 3,503,000
Richard Previte......    170,540     $2,846,164      134,300          147,500        $   356,900      $   602,497
Anthony B.
  Holbrook...........    150,000     $2,421,550      372,862           85,000        $ 4,552,219      $   477,497
Stephen J.
  Zelencik...........    132,975     $2,278,431       84,625           77,875        $   552,888      $   370,230
Eugene D. Conner.....          0              0      209,264           75,000        $ 2,040,798      $   306,304

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The Corporation maintains no long-term incentive plans for executive officers other than stock options and restricted stock.

                                 PENSION TABLE

     The Corporation maintains no pension plan for executive officers.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              ADVANCED MICRO DEVICES, S&P 500 COMPOSITE INDEX AND
                      S&P HIGH TECHNOLOGY COMPOSITE INDEX

     The following graph shows a five-year comparison of cumulative total return on Common Stock for the Corporation, the Standard & Poor's 500 Composite Index, and the Standard & Poor's High Technology Composite Index.

                                    (CHART)

The chart above assumes $100 invested on December 31, 1988 in Advanced Micro Devices Common Stock, S&P 500 Composite Index and S&P High Technology Composite Index, and the reinvestment of dividends. The graph was plotted using the following data:

                                                                   YEAR ENDING
                                                -------------------------------------------------
                                                1988     1989     1990     1991     1992     1993
                                                ----     ----     ----     ----     ----     ----
AMD...........................................  $100     $ 91     $ 57     $203     $210     $206
S&P 500.......................................  $100     $132     $128     $166     $179     $197
S&P High Technology...........................  $100     $ 99     $101     $115     $120     $147

MATERIAL COMPENSATION AGREEMENTS

     Chairman's Employment Agreement. The Corporation has an employment agreement with Mr. Sanders, the term of which commenced July 1, 1991, and continues until December 31, 1996, unless terminated prior to that time by a majority vote of the full Board of Directors. Mr. Sanders may extend the term of the employment agreement for an additional one-year period upon written notice to the Corporation given no later than October 15, 1996. Mr. Sanders' annual base compensation is currently $929,000. This amount may be increased (but not reduced) by the Board of Directors or its delegate. Additional incentive compensation is payable in the form of an annual bonus equal to 0.6% of the adjusted operating profits of the Corporation. However, such annual bonus may not be greater than 200% of his annual base salary. The amount of the annual bonus which exceeds the maximum bonus payable in a particular year (the "Excess Bonus"), if any, shall be added to the bonus determined for any of the next three fiscal years, provided that the addition of the Excess Bonus does not cause the bonus otherwise payable to exceed the maximum bonus payable in that year. "Adjusted operating profits" are deemed for these purposes to constitute the Corporation's operating income as reported on the Corporation's financial statements, increased by any expenses accrued for profit sharing plan contributions, bonuses under the Corporation's Executive Bonus Plan, the bonuses to the Corporation's Chief Operating Officer and Chief Technical Officer, and the bonus payable to Mr. Sanders. Mr. Sanders may also receive an additional amount (if any) as shall be fixed by the Board, based on the Board's assessment of his performance during the period for which the bonus is payable. In accordance with Mr. Sanders' contract, his base salary was increased effective March 29, 1993, from $900,000 to $950,000 per annum. This 5 1/2% increase was identical to the percentage salary increases of the other executive officers of the Corporation. The Compensation Committee intended this raise to be consistent with prior increases and in conformity with competitive pay practices. Subsequent to Mr. Sanders' base salary increase, the Internal Revenue Service published proposed regulations in December 1993, relating to the deductibility of executive compensation in excess of $1 million. In order to enhance the Corporation's ability to deduct his compensation in excess of $1 million, Mr. Sanders voluntarily agreed to reduce his base salary to $929,000, a level consistent with the proposed IRS regulations, and to correspondingly reduce his bonus. Mr. Sanders' voluntary salary and bonus reductions will in no way waive any other rights he may have under his employment agreement.

     Under the employment agreement, the Corporation is obligated to guarantee the repayment of any loan obtained by Mr. Sanders for the purpose of exercising options or warrants to purchase stock of the Corporation, and to pay the interest on any such loan. The Corporation's obligation to guarantee such loans and pay interest thereon continues for a period of 13 months following the date of the event that causes Mr. Sanders to incur tax liability by virtue of having exercised options or warrants to purchase stock of the Corporation. The amount of any such guarantee and the amount on which interest will be paid is limited to the exercise price of the options and warrants plus taxes paid by Mr. Sanders from exercise through such 13-month period by reason of the exercise. The Corporation may also limit such guarantee obligations in order to comply with state and federal law or to comply with financial covenants imposed by the Corporation's lenders. Mr. Sanders is also entitled to receive certain benefits upon his disability (as that term is defined in the employment agreement) and upon his death while employed by the Corporation. Mr. Sanders is also entitled to receive such other benefits of employment with the Corporation as are generally available to members of the Corporation's management.

     If the Corporation terminates Mr. Sanders' employment (for reasons other than theft, misappropriation or conversion of corporate funds) or re-assigns him to lesser duties, reduces or limits his compensation or benefits, removes him from his responsibilities other than for good cause, requires him to relocate or transfer his principal place of residence, or if Mr. Sanders is not elected or retained as Chairman and Chief Executive Officer and a Director of the Corporation, the Corporation is nevertheless obligated to pay Mr. Sanders his annual base salary (at the annual rate in effect as of the date of the event triggering the payment) for the unexpired balance of the term of the agreement, but no less than one full year's base salary at such rate. In such circumstances, the Corporation would also be obligated to pay Mr. Sanders the incentive compensation to which he would have been entitled for the fiscal year during which such termination or other event takes place and for the following fiscal year, plus the amount of any Excess Bonus then remaining unpaid. In addition, under such circumstances, any options which Mr. Sanders holds on stock of the Corporation will become fully vested for exercise and the restrictions on any shares of restricted stock of the Corporation which Mr. Sanders may then hold will lapse. Mr. Sanders will also be entitled to receive all benefits due him under the Corporation's tax-qualified employee benefit plans and any supplementary plans as well as the unvested company contributions. He will also have the right to be paid his legal fees for contesting any portion of the employment agreement including termination or in connection with any tax audit seeking to assess an excise tax on the payments under the agreement. Mr. Sanders will also be entitled to receive, for five years following termination or such other event, health and welfare benefits comparable to those he was receiving, reimbursements for all income taxes due on the receipt of such benefits, the use of a Corporation automobile, up to $25,000 each year for expenses incurred for estate, tax and financial planning, and an office and secretarial services equivalent to those provided Mr. Sanders while he was Chairman and Chief Executive Officer. For at least six years following termination or such other event, Mr. Sanders will be indemnified by the Corporation to the same extent as prior thereto and be provided with director's and officer's fiduciary and professional liability insurance equivalent to the insurance carried by the Corporation while he was Chairman and Chief Executive Officer.

     If Mr. Sanders' employment is terminated by the Corporation for good cause, as defined in the employment agreement, or cause as defined in the California Labor Code (other than as a result of certain actions by the Corporation), the Corporation has the right to retain Mr. Sanders as a consultant for 12 months thereafter, but in no event beyond the unexpired balance of the term of his employment agreement, at a rate of compensation equal to that then in effect pursuant to the employment agreement. While so retained, Mr. Sanders is prohibited from being associated with any competitive business. If the Corporation does not exercise this right, Mr. Sanders' right to compensation ceases upon his resignation or termination as described above. If Mr. Sanders' employment is terminated by reason of disability or death, he or his estate is entitled to his full base salary under the agreement for the unexpired balance of its term, plus the incentive compensation for the fiscal year in which such termination occurred and for the following fiscal year, plus the amount of any Excess Bonus then remaining unpaid. In addition, the restrictions on any restricted stock of the Corporation which Mr. Sanders holds will lapse and any options Mr. Sanders holds to purchase the Corporation's stock which would have become vested within two years from the date of termination will become fully vested. In the event of Mr. Sanders' death, the Corporation must pay to his designated representative, his personal representative or his estate as a death benefit, compensation for a period of 12 months after his death at the same monthly rate of compensation which prevailed during the month of his death plus the proceeds from a life insurance policy, subject to a split dollar arrangement between Mr. Sanders and the Corporation, with a face amount of $1,000,000. Mr. Sanders is also entitled to receive an amount from the Corporation necessary to reimburse Mr. Sanders for any federal excise tax imposed on Mr. Sanders by reason of his receipt of payments under his employment agreement or otherwise so that he will be placed in the same after-tax position as he would have been in had no such tax been imposed.

     Bonus Agreements. In 1992, the Corporation entered into separate bonus agreements with Mr. Previte and Mr. Holbrook. Under the terms of the agreements, Mr. Previte receives 0.3% of adjusted operating profits of the Corporation and Mr. Holbrook receives 0.15% of adjusted operating profits up to an annual maximum and carryover amount similar to that under Mr. Sanders' employment agreement. "Adjusted operating profits" are defined in the same manner as under Mr. Sanders' employment agreement.

     Deferred Compensation Agreements. The Corporation has purchased an insurance policy for Messrs. Sanders, Previte, Holbrook and Zelencik, and has agreed to continue to pay premiums on each policy for each year in which the executive officer defers compensation under the Executive Savings Plan (the "Plan"). The executive officer will become fully entitled to the policy only if he or she continues employment with the Company until the vesting date set forth in the agreement, becomes disabled, is terminated without cause or terminates employment following a change in control under certain conditions, or if the Company fails to pay the required premiums on the policy. If an executive officer becomes vested in this policy, his or her benefits under the Plan will be reduced by an amount equal to the cash surrender value of the policy. If the executive officer terminates employment before becoming vested in the policy, the Corporation will be entitled to receive an amount equal to the cash surrender of the policy. If the executive officer dies while employed by the Company and before becoming vested in the policy, the executive officers' beneficiary will be entitled to receive a portion of the policy's death benefit equal to three times the executive's base salary, subject to a limit of $2 million or the maximum insurable amount, and the benefit payable to the executive officer's beneficiary under the Plan will be offset by that amount. The value of the premium attributable to this term insurance provided under each policy has been included in the column encaptioned "All Other Compensation." The cash surrender value of each policy has been designed to be less than the balance of the deferred compensation and interest credited to each executive's account under the Plan. Thus, the existence of the life insurance policy will not result in the executive receiving benefits with a greater value than his or her benefits payable under the Plan plus the term life insurance.

CHANGE IN CONTROL ARRANGEMENTS

     Management Continuity Agreements. The Corporation has entered into management continuity agreements with each of its executive officers named in the Summary Compensation Table, designed to ensure their continued services in the event of a Change in Control. Except for Mr. Sanders' management continuity agreement, all the agreements provide that benefits are payable only if the executive officer's employment is terminated by the Corporation (including a constructive discharge) within two years following a Change in Control. For purposes of the agreements, a Change in Control includes any change of a nature which would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934. A Change in Control is conclusively presumed to have occurred on (1) acquisition by any person (other than the Corporation or any employee benefit plan of the Corporation) of beneficial ownership of more than 20% of the combined voting power of the Corporation's then outstanding securities; (2) a change of the majority of the Board of Directors during any two consecutive years, unless certain conditions of Board approval are met; or (3) certain members of the Board determine within one year after an event that such event constitutes a Change in Control.

     All of the management continuity agreements provide that in the event of a Change in Control, the Corporation will reimburse each executive officer who has signed a management continuity agreement for any federal excise tax payable as a result of benefits received from the Corporation. Other than Mr. Sanders' agreement, the agreements provide that, if within two years after the Change in Control the executive officer's employment is terminated by the Corporation or the executive officer is constructively discharged, the executive officer will receive: (1) a severance benefit equal to three times the sum of his rate of base compensation plus the average of his two highest bonuses in the last five years; (2) payment of his accrued bonus; (3) twelve months' continuation of other incidental benefits; and (4) full and immediate vesting of all unvested stock options, stock appreciation rights and restricted stock awards.

     Mr. Sanders' management continuity agreement provides that not more than ten business days after a Change in Control, he is entitled to receive an amount equal to three times his annual base compensation plus the average of his two highest bonuses in the last five years, whether or not his employment by the Corporation is terminated. In addition, all stock options and stock appreciation rights that Mr. Sanders holds will become fully vested on the occurrence of a Change in Control and the restrictions on any shares of restricted stock of the Corporation which he may hold will lapse as of such date. The deductibility limitation of $1 million for certain executive compensation under sec.162(m) must be reduced by payments which are considered "excess parachute payments" under sec.280G of the Internal Revenue Code. Some of the payments made under the management continuity agreements may be considered "excess parachute payments" and, if so characterized, could increase the portion of the compensation paid to the affected executive which the Corporation could not deduct.

     Stock Option Vesting. All options granted to officers of the Corporation shall become fully vested for exercise upon the occurrence of any change in the beneficial ownership of any quantity of shares of Common Stock of the Corporation (where the purpose for the acquisition of such beneficial ownership is other than passive investment), that would effect a "change in control" of the Corporation of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, other than a change that has been approved in advance by the Corporation's Board of Directors. A change in control shall be conclusively deemed to have occurred if any person (other than the Corporation, any employee benefit plan, trustee or custodian therefor) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the combined voting power of the Corporation's then outstanding securities. In addition, all options granted under the 1982 Stock Option Plan and the 1992 Stock Incentive Plan and all restricted stock awarded under the 1987 Restricted Stock Award Plan, become fully vested on termination of employment within one year following a change in control as defined in that plan.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under the securities laws of the United States, the Corporation's directors, executive officers, and any persons holding more than ten percent of the Corporation's Common Stock are required to report, to the Securities Exchange Commission and to the New York Stock Exchange, their initial ownership of the Corporation's stock and any subsequent changes in that ownership. Specific due dates for these reports have been established, and the Corporation is required to disclose in this proxy statement any failure to file these reports on a timely basis. To the Corporation's knowledge, all of these requirements were satisfied in 1993.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Mr. Charles M. Blalack, Dr. R. Gene Brown, and Mr. Joe L. Roby. Mr. Sanders served as a member of the Compensation Committee during the first eight weeks of 1993, but resigned from the Committee in February 1993. Mr. Sanders is the sole member of the Employee Stock Committee, which grants stock options and awards restricted stock to employees who are not also officers. Mr. Sanders has the authority to act alone in making determinations concerning the compensation of executives other than himself, but often makes such determinations in consultation with the Compensation Committee.

     Mr. Roby is Chairman of the Investment Banking Group of Donaldson, Lufkin & Jenrette, Inc., a firm which has provided investment banking services to the Corporation in the past, and which may do so again during 1994.

TRANSACTIONS WITH MANAGEMENT

     During 1992 the Corporation loaned $120,000 to Larry Carter, Vice President and Controller (principal accounting officer) in connection with his accepting employment with the Corporation and prior to his election as an officer. Under the terms of the loan, which is unsecured, Mr. Carter pays no interest, repaid $40,000 in 1993 and is required to repay the remaining principal in two annual installments of $40,000 each.

     Other than Mr. Roby, Mr. Blalack, and Dr. Brown each of the current members of the Board of Directors and each named executive officer other than Mr. Zelencik is currently a defendant in securities-related litigation in which the Corporation is also a defendant. One or more of the individual defendants could have interests different from, and perhaps in conflict with, the interests of the Corporation. Each such individual defendant is entitled to advancement of reasonable expenses and indemnification to the fullest extent permitted under the Corporation's by-laws and Delaware General Corporation Law.

     All current directors and many of the executive officers are also named as defendants in a purported derivative lawsuit which names the Corporation as a nominal defendant. The Corporation has filed a motion to dismiss the complaint for failure to make a prior request to the Board of Directors to institute the lawsuit directly. In the event the Corporation's motion is denied, it is expected the Board of Directors will authorize the advancement of reasonable expenses and indemnification to the fullest extent permitted by the Corporation's by-laws and the Delaware General Corporation Law.

     Mr. Roby is Chairman of the Investment Banking Group of Donaldson, Lufkin & Jenrette, Inc., a firm which has provided investment banking services to the Corporation in the past, and which may do so again during 1994.

PROPOSAL NO. 2 -- 1992 STOCK INCENTIVE PLAN

     The Corporation has had a longstanding practice of linking key employees' compensation to corporate performance. This increases employee motivation to improve stockholder value -- the employee's reward is directly related to AMD's success. Therefore, equity incentives have continually been a significant component of compensation for a broad range of the Corporation's employees. This practice has enabled the Corporation to attract and retain the talent which it continues to require.

     Stockholder approval is sought for a revised 1992 Stock Incentive Plan, which has been amended to increase by 4,600,000 the number of shares authorized to be issued under the Plan, to conform to recent tax law changes, and to make certain other changes. The Board of Directors adopted the 1992 Stock Incentive Plan on August 28, 1991, and amended it on August 18, 1993 and again on February 18, 1994. Below is a description of the principal terms of the 1992 Stock Incentive Plan as amended and restated (the "Plan"). Your Board of Directors unanimously recommends you vote "FOR" the Plan as amended, as described below.

     The Plan originally authorized for issuance up to 4,750,000 shares of Common Stock under the Plan. As of February 28, 1994, options to purchase 10,836,185 shares were outstanding. With stockholder approval of the increase by 4,600,000 in the number of shares available for issuance, a total of 9,350,000 shares would be authorized for issuance, of which a total of 5,552,278 shares would remain available for grant as of February 28, 1994. A copy of the Plan as amended and restated through the date of this proxy statement is set forth in full as Appendix A to this Proxy Statement, and the following description of the Plan is qualified in its entirety by reference to that Appendix.

     The following table shows stock options granted in 1993 under the Plan to specified individuals. Other than non-discretionary grants to non-executive directors, which are fixed under the Plan, future grants vary in the discretion of the Officer Stock Committee.

                             PLAN BENEFITS IN 1993
                           1992 STOCK INCENTIVE PLAN

                                                               NUMBER OF SHARES      WEIGHTED AVERAGE
                     NAME AND POSITION                        UNDERLYING OPTIONS      EXERCISE PRICE
- ------------------------------------------------------------  ------------------     ----------------
W. J. Sanders III...........................................              --                  --
  Chairman and Chief Executive Officer
Richard Previte.............................................          25,000              $28.50
  President and Chief Operating Officer
Anthony B. Holbrook.........................................          12,500              $28.50
  Vice Chairman and Chief Technical Officer
Stephen J. Zelencik.........................................          12,500              $28.50
  Senior Vice President and Chief Marketing Executive
Eugene D. Conner............................................          12,500              $28.50
  Senior Vice President
All Executive Officers as a Group...........................         105,750              $28.50
All Directors Who are Not Executive Officers as a Group.....           9,000              $28.50
All Employees Other Than Executive Officers and Directors...       1,973,576              $28.68

     Stock options have been granted to employees under three other stock option plans that are no longer in effect for the purpose of granting new options, but remain in effect as to any outstanding options. These include the MMI 1975 Stock Option Plan, the MMI 1981 Incentive Stock Option Plan, and the AMD 1982 Stock Option Plan. Grants under the MMI 1975 Plan and the MMI 1981 Plan were discontinued subsequent to the merger between Monolithic Memories, Inc. and a subsidiary of the Corporation. The 1982 Stock Option Plan expired by its terms on January 26, 1992. Consequently, although options granted under these plans may remain in effect pursuant to their terms, as those options lapse or expire unexercised they will not be available for regrant. The Corporation is unable to predict the precise number of options that will lapse or expire.

     As of January 31, 1994, options covering 6,293,549 shares remained outstanding under the MMI 1975 Plan, the MMI 1981 Plan, and the AMD 1982 Plan, and a total of 11,275,975 shares had been issued with respect to options granted under these three Plans. (This number includes stock dividends on shares previously issued on exercise of stock options.)

     The Corporation also maintains the 1986 Stock Option Plan (the "1986 Plan"), which provides for options granted with exercise prices of not less than fifty percent (50%) of the fair market value of the shares covered by the options. As of January 31, 1994, options covering 736,048 shares remained available for grant, options covering 232,377 shares remained outstanding, and a total of 31,575 shares had been issued with respect to options granted under this Plan. The Corporation also maintains a restricted stock award plan, which provides for the grant of shares of the Corporation's Common Stock, which become fully vested on the lapse of specified restrictions. As of January 31, 1994, 715,036 shares remained available for grant, 155,000 shares subject to restriction remained outstanding, and 1,129,964 shares had been issued free of restrictions.

     Finally, the Corporation maintains two stock appreciation rights plans, the AMD 1980 Stock Appreciation Rights Plan and the 1986 Stock Appreciation Rights Plan. Under these plans, stock appreciation rights have been granted to be exercisable in lieu of options granted under the AMD stock option plans. The 1980 Stock Appreciation Rights Plan has expired by its terms, although rights granted under that plan remain in effect pursuant to their terms. To date, only limited stock appreciation rights (LSARs) have been granted under the plans. As of January 31, 1994, LSARs outstanding could be exercised in lieu of 4,980,743 options.

     Purpose

     The purpose of the 1992 Stock Incentive Plan is (i) to enable the Corporation and its subsidiaries to recruit and retain capable employees for the successful conduct of its business, and (ii) to provide an additional incentive to non-employee directors, officers and other eligible key employees upon whom rest major responsibilities for the successful operation and management of the Corporation and its subsidiaries. The Plan is intended to enable the Corporation to attract qualified personnel in a highly competitive labor market.

     Number of Shares Subject to the Plan

     As amended, the Plan provides for the issuance of up to Nine Million Three Hundred Fifty Thousand (9,350,000) shares of Common Stock pursuant to the exercise of options or stock appreciation rights ("SARs") granted under the Plan. The number of shares is subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the Plan. The Plan has been amended to permit shares of Common Stock used in payment of the exercise price or applicable withholding taxes, or both, to be made available for grant to participants who are not subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and to clarify that if an SAR is exercised for cash, the shares underlying the SAR or the cancelled related option will be added back to the number of shares available under the Plan. In order to comply with the requirements for deductibility under IRC sec. 162(m), the Plan has been amended to limit the maximum number of shares which may be granted to any individual under the Plan over a period of ten consecutive years to two million (2,000,000). (Subsequent to grant, the number of shares subject to options and SARs may be adjusted for changes in capitalization, which could result in the number of shares for which options or SARs are exercised to be higher or lower than the maximum number of shares set forth in the Plan.) The market value of the Corporation's Common Stock on the New York Stock Exchange as of March 16, 1994 was $29 1/2 per share.

     Administration and Duration of the Plan

     Authority to administer the Plan and to grant options rests with the Board. The Board has delegated its authority to grant options to any employee (including officers who are members of the Board) to the Compensation Committee, consisting of Messrs. Blalack, Brown, and Roby. The Board has also delegated authority to Mr. Sanders, acting as the Employee Stock Committee of the Board, to grant options or SARs covering up to 25,000 shares per year to any employee who is not also an officer or member of the Board of Directors.

     The Board and its delegates have the authority to effect, at any time and from time to time, but only with respect to employees who are not executive officers, the cancellation of any or all options or SARs outstanding under the Plan and to grant in substitution therefor new options or SARs under the Plan covering the same or different number of shares of Common Stock but having an option price per share or award price not less than 100% of fair market value on the new grant date. However, it is anticipated that in all instances the fair market value option price or award price in effect under the new grant will be less than the option price or award price which is in effect under the terminated option or SAR. As part of the Plan's restatement, the Plan was amended to provide that the authority to cancel and reissue options (i.e., the authority to "reprice") extends only to options or SARs held by employees who are not also executive officers.

     The Plan will terminate on August 27, 2001, but the Board of Directors retains the right to suspend, terminate or amend the Plan at any time. On termination of the Plan, outstanding options remain in effect until they expire by their terms. The requirements of the Securities and Exchange Commission, the New York Stock Exchange, and the Internal Revenue Service require stockholder approval for certain amendments to take effect. The Plan has been amended to clarify that in determining the number of shares entitled to vote on and approve a proposed amendment, shares with respect to which the holders have abstained from voting will be counted, and broker non-votes will not.

     Eligibility for Participation

     Options may be granted under the Plan by the Compensation Committee or the Employee Stock Committee to key full or part-time employees of the Corporation and its subsidiaries. Directors who are not also employees ("Outside Directors") automatically receive options covering a specified number of shares on their election or re-election to the Board. Management estimates that as many as 2,800 of its present employees have received or are currently eligible to receive options under stock option plans of the Corporation. However, depending upon numerous factors, options may be granted to a significantly larger or smaller number of persons.

     Terms and Transferability of Options

     Options granted to employees may be either incentive stock options ("ISOs") which satisfy the requirements of IRC sec. 422 or nonstatutory options ("NSOs") which are not intended to satisfy such requirements. In recent years, the Corporation has granted only NSOs to employees. Under the IRC, options may be granted as ISOs only if the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which ISOs become exercisable for the first time by the plan participant during any calendar year under all plans of the employer cannot exceed $100,000. It is the Corporation's current practice to grant only NSOs, although the Corporation may change that practice at any time.

     Only NSOs are granted to Outside Directors. On his initial election to the Board, each new Outside Director will automatically receive a First Option for 12,000 shares, vesting in increments of 4,800, 3,600, 2,400, and 1,200 on July 15 of the first, second, third and fourth calendar year following election. For Outside Directors currently serving, the First Option was granted on August 28, 1991, vesting in the same increments on July 15, 1992, 1993, 1994 and 1995. On re-election, an Outside Director automatically receives an Annual Option for 3,000 shares, vesting in three increments of 1,000 shares each on July 15 of the second, third, and fourth calendar year following re-election. For example, options granted to Dr. Brown, Mr. Blalack and Mr. Roby in 1993 are scheduled to vest in 1995, 1996, and 1997. Options which are not vested on termination of an Outside Director's period of service are cancelled.

     All options granted under the Plan may be exercisable only at a price which is not less than the fair market value of the stock on the date of grant. Payment of the exercise price may be made in cash, by certified check or in property (including other securities of the Corporation) and may be subject to a deferred payment arrangement that is approved by the Board or its delegate or under a "cashless exercise" arrangement which meets the requirements of Federal Reserve Board Regulation T. Taxes required to be withheld at the time of exercise may be paid in cash, by certified check, by the withholding of shares deliverable pursuant to the exercise, or by the delivery of previously acquired shares. In addition, the Board may authorize loans and loan guarantees, as the case may be, for the exercise price and taxes due by reason of exercise of options granted under the Plan. The term of an ISO may not exceed ten (10) years. The term of an option granted to an Outside Director is ten years plus one day.

     If an optionee's employment terminates because of his misconduct, his option terminates immediately. If his employment terminates for any reason other than misconduct, the option remains exercisable for a fixed period of three months (12 months where employment has terminated because of death or disability) or a longer period to be fixed by the Board or its delegate up to the remainder of the option's term. However, an ISO will not receive favorable tax treatment (see "Federal Tax Consequences") if exercised beyond such three-month or twelve-month period. Options granted to officers generally remain exercisable for twelve months following the officer's termination of employment. Options granted to Outside Directors expire twelve months following termination of their tenure on the Board. In no case may an option be exercised after the expiration of the option term. An option may be exercised by the optionee or his guardian or legal representative.

     The Board and its delegate have the authority to "reprice options" (i.e., to grant new options in exchange for the cancellation of outstanding options), but only with respect to employees who are not executive officers.

     To qualify as an ISO, the plan under which the ISO is granted or the option agreement must provide that the ISO is nontransferable other than by will or the laws of descent and distribution. In order for any option granted to a participant who is subject to Section 16 of the Exchange Act to be exempt from being treated as a purchase of the underlying shares for purposes of the short-swing profit liability provisions of Section 16, the plan under which the option is granted or the option agreement must provide that the option is nontransferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or under any other circumstances permitted by regulations promulgated by the SEC pursuant to
Section 16 of the Exchange Act. The Plan has been amended to remove such restrictions on transferability. Instead, the option agreements entered into pursuant to the Plan will contain such restrictions on transferability, if any, as the Board or its delegate may determine.

     Options granted to employees generally are made cumulatively exercisable in annual installments, although the actual dates of exercise may be modified by the Board or its delegate so long as the option holder's interest is not thereby diminished without the option holder's consent. Options may be made immediately exercisable or exercisable only under such conditions as the Board or its delegate may establish, such as if the optionee remains employed until a specified date, if specified performance goals have been met, or in the event of a change of control. In the event a Participant's employment is terminated by the Corporation for any reason other than misconduct within one year after a Change of Control, all Options held by such Participant become fully vested. "Change of Control" is defined by the Plan to encompass a change of control of a nature required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, the ownership by any person of more than 20% of the combined voting power of the Corporation's outstanding Securities, a change in the majority of the Board of Directors over a two-year period not approved by at least two-thirds of the directors in office, and any event determined by a majority of the Board within one year after the event to constitute a Change of Control. In the event of a change of control as described under "Change in Control Arrangements -- Stock Option Vesting" above, options granted to an executive officer under the Plan and in certain instances associated LSARs, will become fully vested and immediately exercisable.

     Stock Appreciation Rights

     In addition to market-price stock options, the Plan also authorizes the grant of stock appreciation rights ("SARs"), which may be granted as General SARs (GSARs) or Limited SARs (LSARs). GSARs may be made exercisable in lieu of an option, or without regard to option holdings. LSARs are made exercisable only in lieu of an option, and only on certain conditions related to a Change of Control of the Corporation.

     Although the Corporation has the authority to grant GSARs and LSARs under the existing 1986 Stock Appreciation Rights Plan, to date the Corporation has granted only a limited number of LSARs to executive officers and vice presidents. This practice could change at any time. The flexibility to grant GSARs or LSARs in various forms could become an important part of the Corporation's compensation practices in the event of a change in accounting or tax treatment for stock options.

     An SAR may be granted with respect to an option at the time an option is granted, or while the option is already outstanding. SARs granted by the Corporation in tandem with a stock option are intended to permit the grantee to realize the appreciated value of the stock over the option exercise price without an option exercise. On the exercise of an SAR, the Corporation pays in cash, stock or both, an amount equal to the appreciation in value of the stock covered by the SAR.

     Directors and executive officers of the Corporation subject to Section 16 of the Exchange Act generally are unable to exercise GSARs and LSARs without risk of forfeiture of their profits, unless they have held the GSAR or LSAR for 6 months or more and the exercise occurs within a 10-day window period following the release of quarterly financial results. LSARs may be exercised only during a 60-day period following the date of a Change of Control, as defined by the Plan. The Plan also permits the award of Automatic LSARs which become automatically exercisable for cash on fixed events outside the control of the Optionee. Outside Directors are not eligible to receive SARs. The Plan has been amended to remove restrictions on transferability. Instead, the SAR agreements entered into pursuant to the Plan will contain such restrictions on transferability, if any, as the Board or its delegate may determine.

     Federal Tax Consequences

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of an NSO. The optionee generally will recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares at the date of exercise over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. On ultimate sale of the shares, the optionee will generally recognize as capital gain or loss the difference between the fair market value on the date of exercise and the ultimate sales price.

     An optionee who is an officer or director of the Corporation generally will recognize income for federal income tax purposes at the time of exercise of an NSO. However, if the officer or director purchased shares on the open market, or otherwise effected a non-exempt "purchase" within the meaning of Section 16 of the Exchange Act within six months before the option exercise, the Corporation will have a right to recapture the profits on any sale of shares within six months after such prior purchase. Under such circumstances, the officer or director may not recognize income incident to an option exercise until the lapse of the Corporation's right to recapture profits. At that time, the officer or Director recognizes ordinary income in the amount of the excess, if any of (i) the fair market value of the Common Stock on the date the right to recapture lapses, over (ii) the exercise price. By filing a timely election with the Internal Revenue Service under Section 83(b) of the Code, an officer or Director may elect to be taxed at the time of exercise. A person who makes such an election must then include in gross income for the taxable year in which the exercise occurs the amount of the excess, if any, of (i) the fair market value of the Common Stock on the date of exercise, over (ii) the exercise price.

     Incentive Stock Options. No taxable income is recognized by the optionee at the time of the grant of an ISO and, except in determining alternative minimum tax, no taxable income is recognized at the time the ISO is exercised. The optionee will, however, recognize taxable income or loss in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     For Federal tax purposes, dispositions of ISOs are divided into two categories: qualifying and disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other taxable disposition of such shares is made more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee generally will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition over (ii) the option price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of the shares at the date of exercise (or, if lower, the fair market value of the shares on the date of disposition) over (ii) the option price paid therefor will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain, and such gain will be long-term if the shares have been held for more than one (1) year following exercise of the option.

     Stock Appreciation Rights. No income will be realized by the employee as a result of the grant of an SAR. Upon the exercise of an SAR the employee will realize ordinary income (which will constitute personal service income) to the extent of any cash received plus the fair market value of any stock received.

     Upon a subsequent sale of shares acquired pursuant to the exercise of an SAR, the holder will normally realize capital gain or loss to the extent of the difference between the sale price and the fair market value of the shares on the date of acquisition. Such capital gain or loss will be long-term for Federal income tax purposes if the shares have been held for more than one year at the time of sale.

     Deduction to the Corporation. The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of an NSO or SAR. The deduction generally will be allowed for the taxable year of the Corporation in which occurs the last day of the calendar year in which the optionee recognizes ordinary income in connection with such purchase.

     If the optionee makes a disqualifying disposition of the shares purchased on exercise of an ISO, then the Corporation will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal to the amount which is taxable to the employee as ordinary income. In no other instance will the Corporation be allowed a deduction with respect to the optionee's disposition of the shares purchased upon exercise of an ISO.

     Under IRC sec. 162(m), the Corporation is not entitled to a deduction for certain executive compensation in excess of $1 million. This limitation applies to compensation payable to the executive officers named in the summary compensation table of the proxy statement who are also employees at the end of the fiscal year. Amounts includible in compensation pursuant to the exercise of a stock option or SAR are subject to the deduction limit, unless the option exercise price or SAR award price is at least equal to the fair market value of the underlying stock on the date of grant, the option or SAR is granted by a committee of at least two outside directors, and the Plan under which the option or SAR was granted has been approved by stockholders. As a result of the proposed changes to the Plan, options granted under the Plan to executive officers are expected to qualify for full deductibility. However, it is possible that amendments to options not currently foreseen and subsequent to their grant may cause the compensation attributable to the exercise of options granted to named executive officers to be nondeductible to the Corporation.

     Accounting Treatment

     Under present accounting rules, neither the grant nor the exercise of options nor the grant of LSARs will result in any charge to the Corporation's earnings, so long as the exercise price of the option or LSAR is not less than fair market value of the Corporation's Common Stock on the date the option or LSAR was granted or the date the option price was amended, whichever is lower. However, the number of options outstanding is a factor in determining earnings per share.

     With respect to the grant of a GSAR, the Company's earnings would be charged with compensation expense equal to any excess of the market value of the Corporation's Common Stock over the award price, accrued over any required period of service by the employee prior to vesting. Thereafter, increases (or decreases) in the market price of the Corporation's Common Stock result in further charges (or credits) to reported earnings accrued over any remaining vesting period. Should one or more optionees exercise LSARs in connection with a Change of Control of the Corporation, then the payment made by the Corporation pursuant to such exercise will result in a charge to the Corporation's earnings at that time.

     All of the existing accounting rules for stock compensation plans are currently being reviewed by the Financial Accounting Standards Board and may be the subject of significant changes in the future.

     Required Vote

     An affirmative vote of the holders of a majority of the shares of the Corporation's Common Stock present in person or represented by proxy and entitled to vote on the Plan is required for approval of the amended and restated 1992 Stock Incentive Plan. Shares with respect to which the holders have abstained from voting on the Plan will be counted for purposes of determining the number of shares present and entitled to vote on the Plan. Broker non-votes will not be counted in determining the number of shares present and entitled to vote on the Plan. Brokers who have not received instructions from beneficial owners on this proposal may, under applicable rules of the New York Stock Exchange, vote shares of such owners to approve the Plan. The Board of Directors unanimously recommends a vote "FOR" approval of the Plan. Unless marked to the contrary, proxies received will be voted "FOR" approval.

PROPOSAL NO. 3 -- RATIFICATION OF INDEPENDENT AUDITORS

     Unless marked to the contrary, proxies received will be voted "FOR" the ratification of the appointment of Ernst & Young as the independent auditors for the Corporation for the current year. Ernst & Young or its predecessor, Arthur Young and Company, have been the Corporation's independent auditors since its incorporation in 1969.

     Audit services of Ernst & Young during the Fiscal Year included the examination of the consolidated financial statements of the Corporation and services related to filings with the Securities and Exchange Commission and other regulatory bodies.

     The Audit Committee of the Corporation meets with Ernst & Young on an annual or more frequent basis. At such time, the Audit Committee reviews both audit and non-audit services performed by Ernst & Young for the preceding year, as well as the fees charged for such services. Among other things, the effect that the performance of non-audit services may have upon the independence of the auditors is examined.

     A representative of Ernst & Young is expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if he or she so desires. Moreover, he or she will be available to respond to appropriate questions from the stockholders.

PROPOSAL NO. 4 -- STOCKHOLDER PROPOSAL CONCERNING THE NOMINATING COMMITTEE

     The New York City Employees' Retirement System ("Proponent"), 1 Centre Street, New York, New York 10007-2341, has notified the Corporation that it is the beneficial owner of 267,050 shares of the Corporation's Common Stock as of October 30, 1993, and that it intends to offer the following proposal for consideration and approval at the annual meeting of stockholders.

     Proposal and Proponent's Statement of Support

     WHEREAS, the board of directors is meant to be an independent body elected by shareholders and charged by law and shareholders with the duty, authority and responsibility to formulate and direct corporate policies, and

     WHEREAS, this company has provided that the board may designate from among its members one or more committees, each of which, to the extent allowed, shall have certain designated authority, and

     WHEREAS, we believe that directors independent of management are best qualified to act in the interest of shareholders and can take steps necessary to seek, nominate and present new directors to shareholders, and

     WHEREAS, we believe the selection of new directors is an area in which inside directors may have a conflict of interest with shareholders, and

     WHEREAS, we believe that an increased role for the independent directors would help our company improve its long-term financial condition, stock performance and ability to compete,

     NOW THEREFORE BE IT RESOLVED, that the shareholders request the company establish a Nominating Committee to recommend candidates to stand for election to the board of directors. The Committee shall be composed solely of independent directors. For these purposes, an independent director is one who: (1) has not been employed by the company, or an affiliate, in an executive capacity within the last five years; (2) is not, and has not been, a member of a company that is one of this company's paid advisors or consultants; (3) is not employed by a significant customer or supplier; (4) does not and did not have a personal services contract with the company; (5) is not employed by a tax-exempt organization that receives significant contributions from the company; (6) is not a relative of the management of the company; (7) has not had any business relationship that would be required to be disclosed under Regulation S-K. The Committee's responsibilities shall include establishing procedures for the nominating process and developing for board approval the criteria for nomination.

     As long-term shareholders we are concerned about our company's prospects for profitable growth. This proposal is intended to strengthen the process by which nominees are selected. We believe that this will strengthen the board of directors in its role of advising, overseeing and evaluating management.

     We urge you to vote FOR this proposal.

     The Corporation's Statement in Opposition

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

     This proposal is nearly identical to a proposal submitted last year by the same proponent, and which was defeated by a margin of almost four to one at the Corporation's 1993 annual meeting -- of the shares voted, 77% were AGAINST, 20% were in favor, and 3% abstained. Since then, the Nominating Committee has nominated two new outside directors, Dr. Friedrich Baur and Dr. Leonard Silverman, to serve on the Corporation's Board.

     The Directors believe that the Board's Nominating Committee comprise a majority of directors who are independent of management within the customary definition of that term as used by publicly traded companies. The Committee consists of a majority of directors who are neither officers nor employees of the Corporation or any of its subsidiaries, nor affiliates of the Corporation. Only one member of the Nominating Committee -- founder and Chairman of the Board of Directors, W. J. Sanders III -- is also an employee of the Corporation.

     The Board of Directors believes that the current Nominating Committee best serves the interests of the Corporation and its stockholders. If this stockholder proposal is adopted, and if the Board restructures the Nominating Committee, it would become necessary to reduce the Committee to one or two directors, or to add several new directors to the Board, disrupting the governing structure and leadership of the Corporation. In addition, the Board's Nominating Committee would lose the valuable advice of the Corporation's founder and chairman, W. J. Sanders III. Mr. Sanders has guided the Corporation for over twenty (20) years, creating the 5th largest U.S. semiconductor company. He is widely recognized as an industry leader, and his experience and contacts are invaluable in identifying candidates for director and assessing each candidate's potential contribution to the Board.

     The Directors believe that to restructure the Nominating Committee in the manner requested in the stockholder proposal would improperly interfere with the Board's ability to review and share information on prospective nominees. In the Corporation's view, the definition of independence contained in the proposal is unreasonably restrictive and unduly disqualifies capable persons from being able to serve on the Committee. Among other things, it would exclude persons with past business relationships with the Corporation which have ended, and persons with present business relationships with the Corporation which are immaterial. The Board believes that the persons best suited to evaluate potential new directors are persons close to the industry who understand its dynamics. The proposal could also interfere directly with the Corporation's ability to effectively manage its business. For example, joint venture and cooperative technology relationships are an important part of doing business in the semiconductor industry. In some cases, such strategic partners seek a seat on each other's Board of Directors. Under the proposal, the director representing such a strategic partner would be unable to serve on the Nominating Committee.

     The Board believes that the important issue is not whether "independent" directors should participate in the decision-making process, but rather how the mixture of management and "independent" directors should be determined. The Board believes the flexible approach currently followed allows the Corporation to maximize the respective contributions of the Corporation's management and non-employee directors.

     For the past four years, the Board of Directors has consisted of six members. At the Annual Meeting of Stockholders, the Board is being increased to eight members, and the Board has accepted the Nominating Committee's recommendation that Dr. Friedrich Baur and Dr. Leonard Silverman each serve as a director on the expanded Board. Dr. Baur and Dr. Silverman are each neither an officer nor an employee of the Company, and each is independent of management. The selection by the Nominating Committee of two additional directors who are independent of management supports the Board's belief that Mr. Sanders' presence on the Nominating Committee does not in any way inhibit the selection of qualified, independent nominees.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

     To be adopted, this stockholder proposal must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Shares with respect to which the holders have abstained from voting on the proposal will be counted for purposes of determining the number of shares entitled to vote on the proposal. "Broker non-votes" will not be counted in determining the number of shares entitled to vote on the proposal. Unless marked to the contrary, proxies received will be voted "AGAINST" the proposal.

PROPOSAL NO. 5 -- STOCKHOLDER PROPOSAL CONCERNING THE BOARD OF DIRECTORS

     The New York City Teachers' Retirement System ("Proponent"), 1 Centre Street, New York, New York 10007-2341, has notified the Corporation that it is the beneficial owner of 104,600 shares of the Corporation's Common Stock as of September 17, 1993 and that it intends to offer the following proposal for consideration and approval at the annual meeting of stockholders.

     Proposal and Proponent's Statement of Support

     WHEREAS, the New York City Teachers' Retirement System ("TRS") is concerned about the long-term economic performance of the companies in which it owns stock, and

     WHEREAS, the board of directors of a company is accountable to shareholders for the performance of management and the company, and TRS believes that a majority of directors should be independent of management, and

     WHEREAS, the board of directors is meant to be an independent body elected by shareholders and is charged by law and by shareholders with the duty, authority and responsibility to formulate and direct corporate policies, and

     WHEREAS, the board of directors should monitor the activities of management in the implementation of those policies for the best interest of shareholders, and

     WHEREAS, the Company's interests can best be served by having directors who are independent of management and who represent a breadth of experience,

     NOW THEREFORE BE IT RESOLVED THAT: the shareholders request that the board of directors amend the By-Laws to provide that the board of directors consist of a majority of independent directors. For those purposes, an independent director is one who: (1) has not been employed by the company, or an affiliate, in an executive capacity within the last five years; (2) is not, and has not been, a member of a company that is one [of] this company's paid advisors or consultants; (3) is not employed by a significant customer or supplier; (4) does not and did not have a personal services contract with the company; (5) is not employed by a tax-exempt organization that receives significant contributions from the company; (6) is not a relative of the management of the company; (7) has not had any business relationship that would be required to be disclosed under Regulation S-K. We request that this by-law amendment be applied only to nominees for director at meetings subsequent to the 1994 annual meeting and that it not apply to incumbent directors.

     The Corporation's Statement in Opposition

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

     The Board of Directors is responsible for overall direction of the business and affairs of the Corporation. The Nominating Committee regularly assesses the composition of the Board, and seeks to achieve a balance of knowledge, experience and capability on the Board. The Committee and the Board believe the composition of the current slate of nominees to the Board, which includes a majority of non-employee Directors, is consistent with this objective of balance.

     The number of employees it may be desirable to have serve as Directors will vary from time to time depending on the make-up of the Board as a whole and the further development of the Corporation's business. Implementation of this proposal would deprive the Board of needed flexibility in creating a balance of knowledge, experience and capability on the Board.

     The Board believes that certain responsibilities of the Board, including the evaluation of senior managers, should be carried out by non-employee Directors. For this reason, key committees of the Board, including the Compensation and Audit Committees, are made up entirely of non-employee Directors. At the same time, the

Board and its Nominating Committee also believe that the presence of senior executives on the Board can assist the Board in fulfilling its responsibilities to stockholders. The senior executives on the Corporation's Board bring with them a wealth of knowledge about and insight into the Corporation's diverse business and affairs, and each has important responsibilities within the organization. Their individual contributions assist the Board in its collective decisions, and their participation better enables the Board to judge their performance as managers.

     Outside Directors have always had a substantial role on the Board. From the Corporation's founding in 1969 until 1987, only one member of the Board was also an executive officer of the Corporation. Since 1987, the Board has always included at least three non-employee Directors. The Corporation welcomes the participation of well-qualified Directors who have no relationship with management, and as stated above, upon the election of Directors at this Annual Meeting, a majority of the members of the Board will be non-employee Directors. This proposal, however, seeks to impose what the Board believes to be arbitrary and overbroad "independence" qualifications. It would create practical problems in its implementation, would inhibit flexibility, and would inappropriately elevate above all other criteria one single aspect of a potential Director's qualifications.

     The Board finds certain elements of the proposal's definition of "independent" to be arbitrary and vague. For example, it would disqualify individuals who were previously members in a firm that is a current advisor to the Corporation, even though that would not necessarily undermine a person's independence. The proposal also would disqualify individuals employed by a "significant customer or supplier," or by a charity that receives "significant contributions" from the Corporation, but the proposal provides no guidance as to what it means by "significant". As a result, the Board believes the proposal would exclude otherwise worthy candidates and would make the Nominating Committee's objective of selecting qualified Directors more difficult. The Board feels it would be imprudent to apply such criteria rigidly, without evaluating the substance of the relationship in question and the overall qualifications of a potential nominee.

     This particular proposal also trivializes the long and complicated process of identifying qualified people willing to assume the obligations of a Director. The way this proposal is structured could create practical problems in the event of a Director's death, retirement or resignation. If such an event created an imbalance in the Board composition as mandated by the proposal, any Board actions could be subject to challenge during the interim until either another Director resigns, or a replacement Director has been found. Such a situation could paralyze the Board during such an interim. The Directors believe that the Board and the Corporation should not be put in this position, but the proposal does not explain how such a predicament could be remedied.

     Overall, the Board feels this proposal attaches a disproportionate importance to a very rigid definition of "independence" as set forth in the proposal. For this reason and the others stated above, the Board believes this proposal is unnecessary and unwise, is not an appropriate or practical basis for regulating the composition of the Board, and is not in the best interests of the Corporation or its stockholders.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

     To be adopted, this stockholder proposal must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Shares with respect to which the holders have abstained from voting on the proposal will be counted for purposes of determining the number of shares entitled to vote on the proposal. "Broker non-votes" will not be counted in determining the number of shares entitled to vote on the proposal. Unless marked to the contrary, proxies received will be voted "AGAINST" the proposal.

PROPOSAL NO. 6 -- STOCKHOLDER PROPOSAL CONCERNING REDEMPTION OF STOCKHOLDERS' PREFERRED STOCK PURCHASE RIGHTS

     The Amalgamated Bank of New York Longview Collective Investment Fund, 11-15 Union Square, New York, New York 10003, has notified the Corporation that it is the beneficial owner of 2,000 shares of the

Corporation's Common Stock as of November 30, 1993, and that it intends to offer the following proposal for consideration and approval at the annual meeting of stockholders.

     Proposal and Proponent's Statement of Support

     WHEREAS, on February 7, 1990, the Board of Directors of Advanced Micro Devices, Inc. (the "Company") declared a dividend distribution of Preferred Stock Purchase Rights ("rights" or "right") absent shareholder approval.

     WHEREAS, we strongly believe that such rights are a type of anti-takeover device, commonly known as a poison pill, which injures shareholders by reducing management accountability and adversely affecting shareholder value.

     WHEREAS, the shareholders of the Company believe the terms of the rights are designed to discourage or thwart an unwanted takeover of the Company. While management and the Board of Directors should have appropriate tools to ensure that all shareholders benefit from any proposal to buy the Company, the shareholders do not believe that the future possibility of a takeover justifies the unilateral implementation of such a poison pill.

     WHEREAS, the effects of poison pill rights plans on the trading value of companies' stock have been the subject of extensive research. A 1986 study (covering 37 companies introducing poison pills between June 1983 and December
1985) by the Office of the Chief Economist of the U.S. Securities and Exchange Commission on the economics of poison pill rights plans states that "The stock-returns evidence suggests that the effect of poison pills to deter prospective hostile takeover bids outweighs the beneficial effects that come from increased bargaining leverage of the target management." Another, more recent study by Professor Michael Ryngaert published in 1988 (covering 380 companies adopting poison pills in the period 1982-1986) singled out rights plans such as the one authorized by our Company for their negative effect on shareholder value.

     WHEREAS, the shareholders believe that it is the shareholders who should have the right to vote on the necessity of such a powerful tool which could be used to entrench existing management. Rights plans like the Company's have become increasingly unpopular in recent years.

     WHEREAS, in light of what can at best be described as the debatable economic benefit of the Preferred Stock Purchase Rights and the undeniably undemocratic way in which they were assigned to shareholders, we believe these rights should either be redeemed or voted on.

     NOW THEREFORE BE IT RESOLVED: That the shareholders of Advanced Micro Devices, Inc. hereby request the Board of Directors to redeem the Preferred Stock Purchase Rights issued in February of 1990 unless said issuance is approved by the affirmative vote of a majority of the outstanding shares at a meeting of the shareholders held as soon as practical.

     WE URGE SHAREHOLDERS TO VOTE FOR THIS RESOLUTION.

     The Corporation's Statement in Opposition

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

     This proposal is intended to encourage the Corporation's Board of Directors to redeem the Stock Purchase Rights that all stockholders possess under the Corporation's Stockholder Rights Plan (the "Stockholder Rights Plan"). The Board believes redemption of the Rights would remove a valuable protection for stockholders and eliminate an important tool designed to protect your interests. Redemption at this time could potentially deprive you of substantial economic benefits in the future.

     What Stockholder Rights Plans Do. Stockholder rights plans were developed in the 1980s to counter a wide range of coercive tactics which had become common in hostile takeovers. A key function of a rights plan is to encourage bidders to negotiate with the board of the target company, to produce better offers for all stockholders. Rights plans give boards time to evaluate offers, investigate alternatives, and take steps necessary to maximize value for all stockholders.

     A consensus has gradually emerged among major U.S. corporations that rights plans help inhibit abusive conduct and assist directors in fulfilling their fiduciary duty to all stockholders. Approximately 70% of the 200 largest companies on the Fortune 500 list have adopted rights plans. Many of these companies apparently found adoption of a rights plan to be a prudent step to take to protect stockholder interests even though they were not the subject of takeover bids.

     The Importance of the Stockholder Rights Plan to AMD Stockholders. Your Board of Directors believes that the Stockholder Rights Plan is of critical importance to stockholders in the Corporation's current circumstances. The Corporation is currently involved with Intel Corporation in extensive and complicated litigation which could have a material impact on the Corporation's future revenues, earnings and financial condition. Intermediate developments in this litigation process have caused, and in the future could cause, dramatic fluctuations in the Corporation's stock price. For example, following an adverse jury verdict in June 1992, the Corporation's stock price declined from a high of 18 in May, 1992 to 7 5/8 in July, 1992. When a new trial was ordered in April, 1993, during a one-week period the Corporation's stock price rose from 24 1/8 to
31. The Board of Directors believes that with the uncertainties surrounding the litigation with Intel and the impact of that litigation on the market value of the Corporation's stock, the Corporation could be faced with a takeover attempt at a time when its stock price might be artificially depressed as a result of litigation developments and when that price does not fully reflect the Corporation's long-term value. In such circumstances, the Rights Plan will enhance the Board's ability to protect the rights of all stockholders. With its knowledge of the Corporation's litigation strategy and long-term business plans, the Board believes it is in the best position to negotiate on behalf of all stockholders.

     Effect on Takeover Attempts. The Rights Plan is not intended to prevent a takeover, on terms that are fair and equitable to all stockholders. Many corporations which adopted rights plans were later acquired by others. The Stockholder Rights Plan allows the Board an opportunity to assess the adequacy and fairness of any offer and protect stockholders against potential abuses during the takeover process, including certain practices which do not treat all stockholders fairly and equally, such as partial and two-tier tender offers, coercive offers and creeping stock accumulation programs.

     Enhancing Stockholder Value. The Rights Plan will allow the Board adequate time and flexibility to negotiate on behalf of the stockholders and will enhance the Board's ability to negotiate the highest possible bid from a potential acquiror and to develop alternatives which may better maximize stockholder values, preserve the long-term value of the Corporation for the stockholders and ensure that all stockholders are treated fairly and equally.

     The proponent refers to two studies regarding the effects of a rights plan on the trading value of adopting companies' stock. However, March and October 1988 studies by Georgeson & Company, Inc. (nationally recognized as a leading investor relations and proxy solicitation firm) found that companies adopting rights plans do not lessen the value of their stock and, more importantly, that companies with rights plans received higher takeover premiums than those companies without rights plans. The March 1988 Georgeson study concluded that companies with rights plans received takeover premiums averaging 69 percent higher than those received by companies not protected by such plans. The Corporation believes that these studies confirm the Board's 1990 judgment that a rights plan can be beneficial to all stockholders.

     Fiduciary Duties of the Board. Under Delaware law, the Board is responsible for the Corporation's business and affairs, including the evaluation of any unsolicited offer. The Board believes that the adoption of the Stockholder Rights Plan was a valid exercise of that responsibility and that its recommendation to vote against the proposal is also consistent with its fiduciary duties. Stockholder rights plans have been repeatedly upheld by the courts, including the Delaware Supreme Court. The Securities and Exchange Commission stated in a 1988 release that one of the reasons corporations adopted stockholder rights plans is to "encourage the development of an auction for the Company resulting in shareholders receiving a higher price for their stock."

     Redemption of Stockholder Rights. The Board may, pursuant to the terms of the Rights Plan, redeem the rights to permit an acquisition that it deems adequately reflects the value of the Corporation and to be in the best interests of all stockholders. The Board believes that the proper time to consider redemption of the stockholder rights is when a specific offer is made to acquire the Corporation. To redeem the rights now would be to strip stockholders of an important protection against unfair takeover attempts when the Corporation's Common Stock is subject to volatile changes, and, ultimately, reduce the long-term value for all stockholders.

     The Board does not believe that the Rights Plan will deter an acquisition offer that reflects the underlying value of the Corporation and that is fair to all stockholders. The Board believes that the redemption of the Rights Plan at the present time would deprive the Board of a key negotiating tool that is invaluable in preserving the long-term value of the Corporation and protecting all stockholders from coercive and unfair takeover attempts.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

     To be adopted, this stockholder proposal must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Shares with respect to which the holders have abstained from voting on the proposal will be counted for purposes of determining the number of shares entitled to vote on the proposal. "Broker non-votes" will not be counted in determining the number of shares entitled to vote on the proposal. Unless marked to the contrary, proxies received will be voted "AGAINST" this proposal.

ANNUAL REPORT AND FINANCIAL STATEMENTS

     The 1993 Annual Report of the Corporation, which includes its audited financial statements for the fiscal year ended December 26, 1993, has accompanied or preceded this Proxy Statement.

STOCKHOLDER PROPOSALS

     Subject to Securities and Exchange Commission regulations, proposals of stockholders intended to be presented at the 1995 Annual Meeting must be received by the Secretary of the Corporation not later than November 25, 1994 to be included in the 1995 Proxy Statement.

                          ADVANCED MICRO DEVICES, INC.

                           1992 STOCK INCENTIVE PLAN
                                   AS AMENDED
1.  PURPOSE

     The purpose of this Plan is to encourage key personnel, whose long-term employment is considered essential to the Company's continued progress, to remain in the employ of the Company or its subsidiaries. By means of the Plan, the Company also seeks to attract new key employees whose future services are necessary for the continued improvement of operations. The Company intends future increases in the value of securities granted under this Plan to form part of the compensation for services to be rendered by such employees in the future.

2.  DEFINITIONS

     The terms defined in this Section 2 shall have the respective meanings set forth herein, unless the context otherwise requires.

     (a) Affiliate: The term "Affiliate" shall mean any corporation, partnership, joint venture or other entity in which the Company holds an equity, profits or voting interest of thirty percent (30%) or more.

     (b) Award Price: The term "Award Price" shall mean a price designated by the Board or its delegate and which is not less than the Fair Market Value per Share on the date the Stock Appreciation Right is granted. In the case of a General Right which is exercisable only in lieu of exercising a Related Option, unless otherwise specified in the Right Agreement, the Award Price shall be the exercise price of such Related Option.

     (c) Board or its delegate: The term "Board or its delegate" shall mean the Company's Board of Directors or its delegate as set forth in Sections 3(d) and 3(e) hereinbelow.

     (d) Change of Control: The term "Change of Control" shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or in response to any other form or report to the Securities and Exchange Commission or any stock exchange on which the Company's shares are listed which requires the reporting of a change of control. In addition, a Change of Control shall be deemed to have occurred if
(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities; or (ii) in any two-year period, individuals who were members of the Board of Directors (the "Board") at the beginning of such period plus each new director whose election or nomination for election was approved by at least two-thirds of the directors in office immediately prior to such election or nomination, cease for any reason to constitute at least a majority of the Board; or (iii) a majority of the members of the Board in office prior to the happening of any event and who are still in office after such event, determines in its sole discretion within one year after such event, that as a result of such event there has been a Change of Control. The Board or its delegate may, at its discretion, define a Change of Control differently for purposes of any individual option agreement.

     Notwithstanding the foregoing definition, "Change of Control" shall exclude the acquisition of securities representing more than 20% of the combined voting power of the Company by the Company, any of its wholly-owned subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company. As used herein, the term "beneficial owner" shall have the same meaning as under Section 13(d) of the Exchange Act and related case law.

     (e) Code: The term "Code" shall mean the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time.

     (f) Company: The term "Company" shall mean Advanced Micro Devices, Inc., a Delaware corporation.

     (g) Constructive Termination: The term "Constructive Termination" shall mean a resignation by a Participant who has been elected by the Company's Board of Directors as a corporate officer of the Company, due to diminution or adverse change in the circumstances of such Participant's employment with the Company, as determined in good faith by the Participant, including, without limitation, reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment. Constructive Termination shall be communicated by written notice to the Company, and such termination shall be deemed to occur on the date such notice is delivered to the Company.

     (h) Disinterested Director: The term "Disinterested Director" shall mean a member of the Board of Directors of the Company who has not, during the one year prior to service as an administrator of the Plan, or during such service, been granted or awarded equity securities of the Company pursuant to this Plan (except for automatic grants of options to Outside Directors pursuant to Section 8 hereof) or any other plan of the Company or any of its Affiliates.

     (i)   Event Price per Share: The term "Event Price per Share" as used in
Section 12 with respect to the exercise of a Limited Right shall mean the highest price per Share paid in connection with the event constituting a Change of Control. Any securities or property which are part or all of the consideration paid for Shares in connection with the event constituting a Change of Control shall be valued in determining the Event Price per Share at the highest of (A) the valuation placed on such securities or property by the corporation, person or other entity which paid such price or (B) the valuation placed on such securities or property by the Board of Directors.

     (j) Fair Market Value per Share: The term "Fair Market Value per Share" shall mean as of any day (i) the closing price for Shares on the New York Stock Exchange as reported on the composite tape on the day as of which such determination is being made or, if there was no sale of Shares reported on the composite tape on such day, on the most recently preceding day on which there was such a sale, or (ii) if the Shares are not listed or admitted to trading on the New York Stock Exchange on the day as of which the determination is made, the amount determined by the Board or its delegate to be the fair market value of a Share on such day.

     (k) ISO: The term "ISO" shall mean a stock option described in Section 422(b) of the Code.

     (l) NSO: The term "NSO" shall mean a nonstatutory stock option not described in Sections 422(b) or 423(a) of the Code.

     (m) Option: The term "Option" shall mean (except as herein otherwise provided) a stock option granted under this Plan.

     (n) Outside Director: The term "Outside Director" shall mean a member of the Board of Directors of the Company who is not also an employee of the Company or an Affiliate.

     (o) Participant: The term "Participant" shall mean any person who holds an Option or a Stock Appreciation Right granted under this Plan.

     (p) Plan: The term "Plan" shall mean this Advanced Micro Devices, Inc. 1992 Stock Incentive Plan, as amended from time to time.

     (q) Shares: The term "Shares" shall mean shares of Common Stock of the Company and any shares of stock or other securities received as a result of the adjustments provided for in Section 14 of this Plan.

     (r) Related Option: The term "Related Option" shall mean an Option with respect to which a Right has been granted which is exercisable only to the extent that such Option has not previously been exercised.

     (s) Rights: The term "General Right" shall mean a Stock Appreciation Right granted pursuant to the provisions of Section 11 of this Plan. The term "Limited Right" shall mean a Stock Appreciation Right granted pursuant to the provisions of Section 12 of this Plan. The term "Right" shall mean any General Right or Limited Right.

     (t) Stock Appreciation Right: The term "Stock Appreciation Right" shall mean a right granted under this Plan to receive, without payment to the Company, cash and/or Shares equivalent in value to the Spread as defined in Sections 11 and 12 of this Plan.

     (u) Window Period: The term "Window Period" shall mean the period beginning on the third business day following the date of release for publication of the quarterly and annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date.

3.  ADMINISTRATION

     (a) The Board of Directors (the "Board"), whose authority shall be plenary, shall administer the Plan and may delegate part or all of its administrative powers with respect to part or all of the Plan pursuant to Section 3(d); provided, however, that the Board of Directors shall delegate administration of the Plan to the extent required by Section 3(e).

     (b) Except for automatic grants of Options to Outside Directors pursuant to
Section 8 hereof, the Board or its delegate shall have the power, subject to and within the limits of the express provisions of the Plan:

          (1) To grant Options and Rights pursuant to the Plan.

          (2) To determine from time to time which of the eligible persons shall be granted Options or Rights under the Plan, the number of Shares for which each Option or Right shall be granted, the term of each granted Option or Right and the time or times during the term of each Option or Right within which all or portions of each Option or Right may be exercised (which at the discretion of the Board or its delegate may be accelerated).

          (3) With respect to persons who are not also executive officers, to grant Options and/or Rights in exchange for cancellation of Options and/or Rights granted earlier at different exercise prices; provided, however, nothing contained herein shall empower the Board or its delegate to grant an ISO under conditions or pursuant to terms that are inconsistent with the requirements of Section 422 of the Code.

          (4) To prescribe the terms and provisions of each Option and/or Right granted (which need not be identical) and the form of written instrument that shall constitute the Option and/or Right agreement.

          (5) To take appropriate action to amend any Option and/or Right hereunder, including to amend the vesting schedule of any outstanding Option or Right, or to cause any Option granted hereunder to cease to be an ISO, provided that no such action adverse to a Participant's interest may be taken by the Board or its delegate without the written consent of the affected Participant.

     (c) The Board or its delegate shall also have the power, subject to and within the limits of the express provisions of this Plan:

          (1) To construe and interpret the Plan and Options and Rights granted under the Plan, and to establish, amend and revoke rules and regulations for administration of the Plan. The Board or its delegate, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any Option or Right agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (2) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

     (d) The Board of Directors may, by resolution, delegate administration of the Plan (including, without limitation, the Board's powers under Sections 3(b) and (c) above), under either or both of the following:

          (1) with respect to the participation of or granting of Options or Rights to an employee who is not subject to Section 16 of the Exchange Act, to a committee of one or more members of the Board of Directors, whether or not such members of the Board of Directors are Disinterested Directors;

          (2) with respect to matters other than the selection for participation in the Plan, substantive decisions concerning the timing, pricing, amount or other material term of an Option or Right, to a committee of one or more members of the Board of Directors, whether or not such members of the Board of Directors are Disinterested Directors, or to one or more officers of the Company.

     (e) Unless each member of the Board is a Disinterested Director, the Board shall, by resolution, delegate administration of the Plan with respect to the participation in the Plan of employees who are subject to Section 16 of the Exchange Act, including its powers to select such employees for participation in the Plan, to make substantive decisions concerning the timing, pricing, amount or any other material term of an Option or Right, to a committee of two or more Disinterested Directors. Any committee to which administration of the Plan is so delegated pursuant to this Section 3(e) may also administer the Plan with respect to an employee described in Section 3(d)(1) above.

     (f) Except as required by Section 3(e) above, the Board shall have complete discretion to determine the composition, structure, form, term and operations of any committee established to administer the Plan. If administration is delegated to a committee, unless the Board otherwise provides, the committee shall have, with respect to the administration of the Plan, all of the powers and discretion theretofore possessed by the Board and delegable to such committee, subject to any constraints which may be adopted by the Board from time to time and which are not inconsistent with the provisions of the Plan. The Board at any time may revest in the Board any of its administrative powers under the Plan, except under circumstances where a committee is required to administer the Plan under
Section 3(e) above.

     (g) The determinations of the Board or its delegate shall be conclusive and binding on all persons having any interest in this Plan or in any awards granted hereunder.

4.  SHARES SUBJECT TO PLAN

     Subject to the provisions of Section 14 (relating to adjustments upon changes in stock), the Shares which may be issued pursuant to the exercise of Options or Rights granted under the Plan shall not exceed in the aggregate nine million three hundred fifty thousand (9,350,000) Shares of the Company's authorized Common Stock and may be unissued Shares or reacquired Shares or Shares bought on the market for the purposes of issuance under the Plan. If any Options or Rights granted under the Plan shall for any reason be cancelled, terminate or expire without having been exercised in full, the Shares subject to such Options or Rights shall be available again for the purposes of the Plan, except for Shares subject to a Related Option which is cancelled due to the exercise for Shares of a Right related to such Option, and except for Shares subject to a Right which is cancelled due to the exercise for Shares of an Option related to such Right. Shares which are delivered or withheld from the Shares otherwise due on exercise of an Option or Right may be reused and sold pursuant to Options or Rights granted to a Participant who is not subject to
Section 16 of the Exchange Act. If a Right is exercised for cash, the Shares underlying the Right or cancelled Related Option, if any, shall become available again for the grant of Options or Rights to any Participant.

5.  ELIGIBILITY

     Options and/or Rights may be granted only to full or part-time employees of the Company and/or of any Affiliate. Outside Directors shall not be eligible for the benefits of the Plan, except as provided in Section 8 hereof. Any employee or Outside Director may hold more than one Option and Right at any time.

6.  STOCK OPTIONS -- GENERAL PROVISIONS

     (a) Except for automatic grants of Options to Outside Directors under
Section 8 hereof, each Option granted pursuant to the Plan may, at the discretion of the Board or its delegate, be granted either as an ISO or as an NSO. No option may be granted alternatively as an ISO and as an NSO.

     (b) To the extent that the aggregate exercise price for ISOs which are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plans of the Company or its Affiliates) exceeds $100,000, such options shall be treated as NSOs.

     (c) No ISO may be granted to a person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of the Company or any of its Affiliates unless the exercise price is at least 110% of the Fair Market Value per Share of the stock subject to the option and the term of the option does not exceed five (5) years from the date such ISO is granted.

7.  TERMS OF OPTION AGREEMENT

     Except as otherwise required by the terms of Section 8 hereof, each option agreement shall be in such form and shall contain such terms and conditions as the Board or its delegate from time to time shall deem appropriate, subject to the following limitations:

     (a) The term of any Option (other than an ISO) shall not be greater than ten (10) years and one day from the date it was granted. The term of any ISO shall not be greater than ten (10) years from the date it was granted.

     (b) The exercise price of each Option shall be not less than the Fair Market Value per Share of the stock subject to the Option on the date the Option is granted.

     (c) Unless otherwise specified in the option agreement, no Option shall be transferable otherwise than by will, pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or as otherwise permitted by regulations and interpretations under
Section 16 of the Exchange Act.

     (d) Except as otherwise provided in paragraph (e) of this Section 7, the rights of a Participant other than an Outside Director to exercise an Option shall be limited as follows:

          (1) DEATH OR DISABILITY: If a Participant's employment is terminated by Death or Disability, then the Participant or the Participant's estate, or such other person as may hold the option, as the case may be, shall have the right for a period of twelve (12) months following the date of Death or Disability, or for such other period as the Board or its delegate may fix, to exercise the Option to the extent the Participant was entitled to exercise such Option on the date of his Death or Disability, or to such extent as may otherwise be specified by the Board or its delegate (which may so specify after the date of his Death or Disability but before expiration of the Option), provided the actual date of exercise is in no event after the expiration of the term of the Option. A Participant's estate shall mean his legal representative or any person who acquires the right to exercise an Option by reason of the Participant's Death or Disability.

          (2) MISCONDUCT: If a Participant is determined by the Board or its delegate to have committed an act of theft, embezzlement, fraud, dishonesty, a breach of fiduciary duty to the Company (or Affiliate), or deliberate disregard of the rules of the Company (or Affiliate), or if a Participant makes any unauthorized disclosure of any of the trade secrets or confidential information of the Company (or Affiliate), engages in any conduct which constitutes unfair competition with the Company (or Affiliate), induces any customer of the Company (or Affiliate) to break any contract with the Company (or Affiliate), or induces any principal for whom the Company (or Affiliate) acts as agent to terminate such agency relationship, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any shares whatsoever, after termination of employment, whether or not after termination of employment the Participant may receive payment from the Company (or Affiliate) for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board or its delegate shall give the Participant an opportunity to present to the Board or its delegate evidence on his behalf. For the purpose of this paragraph, termination of employment shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his employment is terminated.

          (3) TERMINATION FOR OTHER REASONS: If a Participant's employment is terminated for any reason other than those mentioned above under "DEATH OR DISABILITY" or "MISCONDUCT," the Participant, the Participant's estate, or such other person who may then hold the Option may, within three months following such termination, or within such longer period as the Board or its delegate may fix, exercise the Option to the extent such Option was exercisable by the Participant on the date of termination of his employment, or to the extent otherwise specified by the Board or its delegate (which may so specify after the date of the termination of his employment but before expiration of the Option) provided the date of exercise is in no event after the expiration of the term of the Option.

          (4) DIVORCE: If an Option or any portion thereof is transferred pursuant to a qualified domestic relations order to a former spouse who is neither an Outside Director nor an employee of the Company or any of its Affiliates, the former spouse shall have the right for the period of twelve months following the date of transfer, or such other period as the Board or its delegate may fix, to exercise the Option to the extent the Participant was entitled to exercise such option on the date of transfer. Unless otherwise specified in the option agreement or by court order, the date of transfer shall be the date the qualified domestic relations order is executed.

     (e) If any Participant's employment is terminated by the Company for any reason other than for Misconduct or, if applicable, by Constructive Termination, within one year after a Change of Control has occurred, then all Options held by such Participant shall become fully vested for exercise upon the date of termination, irrespective of the vesting provisions of the Participant's option agreement. For purposes of this subsection (e), the term "Change of Control" shall have the meaning assigned by this Plan, unless a different meaning is defined in an individual Participant's option agreement.

     (f) Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board or its delegate shall deem appropriate.

     (g) The maximum number of shares which are subject to Options granted to any individual, plus the maximum number of Rights which are not associated with a Related Option and which are granted to any individual, shall not exceed in the aggregate two million (2,000,000) shares over the full ten-year life of the Plan.

8.  AUTOMATIC GRANTS TO OUTSIDE DIRECTORS

     (a) On the date of adoption of this Plan by the Board, each Outside Director shall be granted an option to purchase 12,000 Shares under the Plan (the "First Option"). Thereafter, on the first business day coincident with or following each annual meeting of the Company's stockholders, each Outside Director reported as being elected shall be granted an additional option to purchase 3,000 Shares under the Plan (the "Annual Option"); provided, however, that an Outside Director who has not previously been elected as a member of the Board of Directors of the Company shall then be granted a First Option; i.e., an option to purchase 12,000 Shares under the Plan. Further, subject to the right of any Outside Director who has not previously been elected as a member of the Board of Directors of the Company to receive a First Option, if there are insufficient Shares available under the Plan for each Outside Director to receive an Annual Option (as adjusted) in any year, the number of Shares subject to each Annual Option in such year shall equal the total number of available Shares then remaining under the Plan divided by the number of Outside Directors on such date, as rounded down to avoid fractional Shares. All Options granted to Outside Directors shall be subject to the following terms and conditions of this
Section 8.

     (b) Nonstatutory Options. All Options granted to Outside Directors pursuant to the Plan shall be NSOs.

     (c) Exercise Price. The exercise price under each Option granted to an Outside Director shall be one hundred percent of the Fair Market Value per Share subject thereto on the date the Option is granted and shall be payable in full at the time the Option is exercised (i) in cash or by certified check, (ii) by delivery of Shares to the Company which shall have been owned for at least six months and have a Fair Market Value per Share on the date of surrender equal to the exercise price, or (iii) by delivery to the Company of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company from sale or loan proceeds the amount required to pay the exercise price and any applicable tax withholding.

     (d) Duration and Vesting of Options. Each Option granted to an Outside Director shall be for a term of ten years plus one day. Each First Option shall vest and become exercisable on July 15 of subsequent calendar years, according to the following schedule: 4,800 shares in the first calendar year following the date of grant; 3,600 shares in the second such calendar year; 2,400 shares in the third such calendar year; and 1,200 shares in the fourth such calendar year. Each Annual Option shall vest and become exercisable on July 15 of subsequent calendar years according to the following schedule: in equal installments of 1,000 shares each in the second, third and fourth calendar years following the date of grant. Any Shares acquired by an Outside Director upon exercise of an option shall not be freely transferable until six months after the date stockholder approval referred to in Section 15 hereof is obtained.

     (e) Termination of Tenure on the Board. The rights to exercise an Option granted to an Outside Director shall be limited as follows:

          (1) DEATH, DISABILITY OR TERMINATION: If an Outside Director's tenure on the Board is terminated for any reason, then the Outside Director or the Outside Director's estate, as the case may be, shall have the right for a period of twelve months following the date such tenure is terminated to exercise the Option to the extent the Outside Director was entitled to exercise such Option on the date the Outside Director's tenure terminated; provided the actual date of exercise is in no event after the expiration of the term of the Option. An Outside Director's "estate" shall mean the Outside Director's legal representative or any person who acquires the right to exercise an Option by reason of the Outside Director's Death or Disability.

          (2) DIVORCE: If an Option or any portion thereof is transferred pursuant to a qualified domestic relations order to a former spouse who is neither an Outside Director nor an employee of the Company or any of its Affiliates, the former spouse shall have the right for the period of twelve months following the date of transfer, or such other period as the Board or its delegate may fix, to exercise the Option to the extent the Participant was entitled to exercise such option on the date of transfer. Unless otherwise specified in the option agreement or by court order, the date of transfer shall be the date the qualified domestic relations order is executed.

     (f) The automatic grants to Outside Directors pursuant to this Section 8 shall not be subject to the discretion of any person. The other provisions of this Plan shall apply to the Options granted automatically pursuant to this
Section 8, except to the extent such other provisions are inconsistent with this
Section 8.

9.  PAYMENTS AND LOANS UPON EXERCISE OF OPTIONS

     With respect to Options other than Options granted to Outside Directors pursuant to Section 8, the following provisions shall apply:

     (a) The exercise price of Shares sold pursuant to an Option shall be paid either in full in cash or by certified check at the time the Option is exercised or in accordance with any deferred payment arrangement that the Board or its delegate in its discretion may approve.

     (b) In addition, if and to the extent authorized by the Board or its delegate, Participants may make all or any portion of any payment due to the Company upon exercise of an Option (i) by delivery of any property (including securities of the Company) other than cash, so long as such property constitutes valid consideration for the stock under applicable law and has a fair market value on date of delivery equal to the exercise price, or (ii) by delivery to the Company of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company from sale or loan proceeds the amount required to pay the exercise price and any applicable tax withholding. If securities of the Company are delivered in payment of the exercise price pursuant to this paragraph, such securities shall have been owned for at least six months (or such other period as the Board or its delegate may require) and have a fair market value on the date of surrender equal to the exercise price. Any securities delivered by a Participant who is subject to
Section 16 of the Exchange Act must be the same class of stock as the stock to be received upon exercise of the Option.

     (c) The Company may make loans or guarantee loans made by an appropriate financial institution to individual Participants, including officers, on such terms as may be approved by the Board of Directors for the purpose of financing the exercise of Options granted under the Plan and the payment of any taxes that may be due by reason of such exercise.

     (d) In addition, a Participant may elect to have the Company withhold from the number of Shares otherwise issuable upon exercise of an Option, a sufficient number of Shares with an aggregate Fair Market Value per Share on the date of exercise equal to the exercise price. Any such election shall be subject to the approval of the Board or its delegate and must be made in compliance with rules and procedures established by the Board or its delegate.

10.  TAX WITHHOLDING

     (a) Where, in the opinion of counsel to the Company, the Company has or will have an obligation to withhold taxes relating to the exercise of any Option or Right, the Board or its delegate may in its discretion require that such tax obligation be satisfied in a manner satisfactory to the Company. In satisfying such obligation with respect to a General or Limited Right exercised for cash, the Company may withhold such taxes from any cash award. With respect to the exercise of an Option or a General Right, in whole or in part, for Shares, the Company may require the payment of such taxes before Shares deliverable pursuant to such exercise are transferred to the holder of the Option or General Right.

     (b) With respect to the exercise of an Option or a General Right, in whole or in part, for Shares, a Participant may elect (a "Withholding Election") to pay his withholding tax obligation by the withholding of Shares from the total number of Shares deliverable pursuant to the exercise of such Option or General Right or by delivering to the Company a sufficient number of previously acquired Shares, and may elect to have additional taxes paid by the delivery of previously acquired shares, in each case in accordance with rules and procedures established by the Board or its delegate. Previously owned shares delivered in payment for such taxes must have been owned for at least six months prior to the exercise date, or may be subject to such other conditions as the Board or its delegate may require. The value of Shares withheld or delivered shall be the Fair Market Value per Share on the date the exercise becomes taxable. All Withholding Elections are subject to the approval of the Board or its delegate and must be made in compliance with rules and procedures established by the Board or its delegate.

11.  STOCK APPRECIATION RIGHTS -- GENERAL RIGHTS

     (a) The Board or its delegate shall have authority in its discretion to grant a General Right to any eligible employee. A General Right may be granted to a Participant irrespective of whether such Participant holds, is being granted, or has been previously granted an Option, a Limited Right or a General Right under the Plan. A General Right may be made exercisable without regard to the exercisability of any Option or may be made exercisable only to the extent of, and in lieu of, a Related Option. A General Right may be granted with respect to some or all of the Shares issuable pursuant to the Related Option.

     (b) With respect to the exercise of any General Right for Shares by any Participant, and with respect to the exercise of a General Right for Shares or cash by a Participant who is not subject to Section 16 of the Exchange Act, the term "Spread" as used in paragraph (c) of this Section 11 shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Fair Market Value per Share on the date such General Right is exercised over (B) the Award Price by (ii) the number of Shares with respect to which such General Right is being exercised. With respect to the exercise of any General Right for cash by a Participant who is subject to Section 16 of the Exchange Act pursuant to an election made in accordance with paragraphs (c) and (d) of this Section 11, the term "Spread" as used in paragraph (c) of this Section 11 shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the highest Fair Market Value per Share during a Window Period over (B) the Award Price by (ii) the number of Shares with respect to which such General Right is being exercised. With respect to the exercise of a General Right for cash pursuant to an election made in accordance with paragraph (f) of this Section 11 by a Participant who is subject to Section 16 of the Exchange Act, the term "Spread" as used in paragraph (c) of this Section 11 shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Fair Market

Value per Share on the date the election becomes effective over (B) the Award Price by (iii) the number of Shares with respect to which the General Right is being exercised.

     (c) On the exercise of a General Right as provided in paragraph (g) of this
Section 11, the holder thereof (subject to compliance with paragraph (d) or paragraph (f) of this Section 11, if applicable) shall be entitled at his election to receive either:

          (i) a number of Shares equal to the quotient computed by dividing the Spread by the Fair Market Value per Share on the date of exercise of the General Right; provided, however, that in lieu of fractional Shares the Company shall pay cash equal to the same fraction of the Fair Market Value per Share on the date of exercise of the General Right; or

          (ii) an amount in cash equal to the Spread; or

          (iii) a combination of cash in the amount specified in such holder's notice of exercise, and a number of Shares calculated as provided in clause
     (i) of this paragraph (c), after reducing the Spread by such cash amount, plus cash in lieu of any fractional Share as provided above.

     (d) This paragraph (d) shall only apply to Participants who are subject to
Section 16 of the Exchange Act. Unless an election to receive cash upon the exercise of a General Right is made pursuant to paragraph (f) of this Section 11, the Board or its delegate shall have sole discretion to consent to or disapprove, in whole or in part, the election pursuant to either clause (ii) or
(iii) of paragraph (c) of this Section 11 of a holder of a General Right to receive cash upon the exercise of a General Right ("Cash Election"). Such consent or disapproval may be given at any time after the Cash Election to which it relates. If the Board or its delegate shall disapprove a Cash Election, in lieu of paying the cash (or any portion thereof) specified in such Cash Election, the Board or its delegate shall determine the cash, if any, to be paid pursuant to such Cash Election and shall issue a number of Shares calculated as provided in clause (i) of paragraph (c) of this Section 11, after reducing the Spread by such cash to be paid plus cash in lieu of any fractional Share. A Cash Election may be made only (x) with respect to a General Right which has been held at least six months from the date of grant of such General Right, and (y) during a Window Period. A Cash Election made in advance of a Window Period shall be deemed to have been made and to take effect on the first day of the first Window Period occurring after such election.

     (e) Notwithstanding the provision of paragraph (c) of this Section 11, if within one year after a Change of Control has occurred, the employment of any Participant is terminated by the Company for any reason other than for Misconduct (or, if applicable, by Constructive Termination) then such Participant's General Right shall become fully vested on the date of termination and may be exercised; provided, however, that with respect to a General Right held by a Participant who is subject to Section 16 of the Exchange Act, the event constituting a Change of Control shall have been subject to stockholder approval by non-insider stockholders of the Company, as determined under Rule 16(b)(3) of the Exchange Act, and if such General Right has not been outstanding for at least six months on the date of termination, then such grant shall not be exercisable until such six-month period elapses. Upon an exercise for cash, a holder of a General Right shall be entitled to receive an amount in cash equal to the Spread which, for purposes of this paragraph (e) of this Section 11, shall mean an amount equal to the product computed by multiplying (i) the excess of (A) the Fair Market Value per Share on the date such General Right is exercised over (B) the Award Price, by (ii) the number of Shares with respect to which such General Right is being exercised.

     (f) An election by a Participant who is subject to Section 16 of the Exchange Act to receive cash upon the exercise of a General Right may be made without compliance with paragraph (d) of this Section 11, if such election is irrevocable and the receipt of cash pursuant to such election occurs no earlier than six months after such election is made. An election made pursuant to this paragraph (f) may be changed only by a subsequent irrevocable election to take effect no earlier than six months after the date such subsequent election is made.

     (g) To exercise a General Right, the holder shall (i) give notice thereof to the Company in form satisfactory to the Board or its delegate addressed to the Secretary of the Company specifying (A) the number of Shares with respect to which such holder is exercising the General Right and (B) the amount such holder elects to receive in cash, if any, and the amount he elects to receive in Shares with respect to the exercise of the General Right; provided, however, that notice of the exercise of a General Right pursuant to paragraph (e) of this
Section 11 shall only specify the number of Shares with respect to which the General Right is being exercised for cash; and (ii) if requested by the Company, deliver the Right Agreement relating to the General Right being exercised and the Option Agreement for any Related Option to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return the Right Agreement and Option Agreement to the Participant. The date of exercise of a General Right which is validly exercised shall be the date on which the Company shall have received the notice referred to in the first sentence of this paragraph (g).

12.  STOCK APPRECIATION RIGHTS -- LIMITED RIGHTS

     (a) The Board or its delegate shall have authority in its discretion to grant a Limited Right to the holder of a Related Option. A Limited Right may be granted with respect to all or some of the Shares covered by such Related Option. A Limited Right may be granted either at the time of grant of the Related Option or at any time thereafter during its term. A Limited Right may be granted to a Participant irrespective of whether such Participant is being granted or has been granted a General Right with respect to the same Related Option. Unless specified in the Right Agreement as an Automatic Right, a Limited Right may be exercised only during a period of sixty days beginning on the date of a Change of Control; provided, however, that with respect to a Limited Right held by a Participant who is subject to Section 16 of the Exchange Act the event constituting a Change of Control shall have been subject to stockholder approval by non-insider stockholders of the Company, as determined under Rule 16(b)(3) of the Exchange Act, and if such Limited Right has not been outstanding for at least six months on the date of the Change of Control, then the sixty-day period shall not begin until the expiration of six months from the date of grant of such Limited Right. Notwithstanding the provisions of the immediately preceding sentence, each Limited Right shall be exercisable only if and to the extent that the Related Option is exercisable. A Limited Right granted as an Automatic Right, shall be exercised automatically and only for cash, on satisfaction of conditions specified in the Right Agreement; provided, that an Automatic Right held by a Participant who is subject to Section 16 of the Exchange Act shall not be automatically exercised unless such Automatic Right has been outstanding for at least six months from the date of grant of such Right.

     (b) The term "Spread" as used in this Section 12 with respect to the exercise of any Limited Right shall mean an amount equal to the product computed by multiplying (i) the excess of (A) either (x) the highest Fair Market Value per Share during the sixty-day period ending on the date of the Change of Control, or (y) the Event Price per Share, whichever is greater, over (B) the exercise price per Share at which the Related Option is exercisable, by (ii) the number of Shares with respect to which such Limited Right is being exercised.

     (c) Upon the exercise of a Limited Right as provided in paragraph (e) of this Section 12, the holder thereof shall receive an amount in cash equal to the Spread.

     (d) Notwithstanding any other provision of this Plan, no General Right which has a Related Option may be exercised for cash at any time when any Limited Right which was granted with respect to the same Related Option may be exercised.

     (e) To exercise a Limited Right, the holder shall (i) give notice thereof to the Company in form satisfactory to the Board or its delegate specifying the number of Shares with respect to which such holder is exercising the Limited Right, and (ii) if requested by the Company, deliver the Right Agreement relating to the Limited Right being exercised and the Option Agreement for the Related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return the Right Agreement and the Option Agreement to the employee. The date of exercise of a Limited Right which is validly exercised shall be deemed to be the date on which the Company shall have received the notice referred to in the first sentence of this paragraph (e).

13.  STOCK APPRECIATION RIGHTS -- GENERAL PROVISIONS

     (a) Either a General Right or a Limited Right, or both a General Right and a Limited Right, may be granted with respect to the same Related Option. Upon the exercise of a Right, any Related Option and any other Right granted with respect to the same Related Option shall be considered cancelled to the extent of the Shares with respect to which the Right is exercised. Upon the exercise, cancellation or termination of any Related Option, the Right or Rights that relate thereto will cease to be exercisable to the extent of the number of Shares with respect to which the Related Option is exercised, cancelled or terminated.

     (b) The Company intends that Sections 11, 12 and 13 shall comply with the requirements of Rule 16b-3 (the "Rule") under the Exchange Act during the term of this Plan. Should any provision of these Sections 11, 12 and 13 fail to comply with or be unnecessary to comply with the requirements of the Rule, the Board may amend this Plan to add to or modify the provisions of this Plan accordingly without seeking stockholder approval.

     (c) Unless otherwise specified in the Right agreement, no General or Limited Right shall be transferable except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or as otherwise permitted by regulations and interpretations under
Section 16 of the Exchange Act; provided, however, that the terms of a General or Limited Right granted with respect to an ISO shall comply with the requirements of the Code as necessary to maintain the status of the Related Option as an ISO including, without limitation, transferability and exercisability restrictions.

     (d) A person exercising a General Right shall not be treated as having become the registered owner of any Shares issued on such exercise until such Shares are issued.

     (e) Each General or Limited Right shall be on such terms and conditions not inconsistent with this Plan or the Related Option, if any, as the Board or its delegate may determine and shall be evidenced by a Right Agreement setting forth such terms and conditions executed by the Company and the holder of the General or Limited Right. A General and/or Limited Right granted with respect to a Related Option shall be exercisable only if and to the extent the Related Option is exercisable.

14.  ADJUSTMENTS OF AND CHANGES IN THE STOCK

     If there is any change in the Common Stock of the Company by reason of any stock dividend, stock split, spin-off, split up, merger, consolidation, recapitalization, reclassification, combination or exchange of shares, or any other similar corporate event, then the Board or its delegate shall make appropriate adjustments to the number of Shares of Common Stock of the Company theretofore appropriated or thereafter subject or which may become subject to an Option or Right under the Plan. Outstanding Options and Rights shall also be automatically converted as to price and other terms if necessary to reflect the foregoing events. No right to purchase fractional shares shall result from any adjustment in Options or Rights pursuant to this Section 14. In case of any such adjustment, the Shares subject to the Option or Right shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to each holder of any Option or Right which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

15.  EFFECTIVE DATE OF THE PLAN

     The Plan shall become effective when adopted by the Board, but no Option or Right granted under this Plan shall be exercisable until the Plan is approved in the manner prescribed in Section 16(a) of this Plan. Any amendment to the Plan shall become effective when adopted by the Board, unless specified otherwise, but no Option or Right granted under any increase in the number of shares authorized to be issued under this Plan shall be exercisable until the increase is approved in the manner prescribed in Section 16(a) of this Plan. The amendments to Section 4 which pertain to shares available again for issuance to participants not subject to Section 16 of the Exchange Act shall be effective from December 27, 1993.

16.  AMENDMENT OF THE PLAN

     (a) The Board of Directors at any time, and from time to time, may amend the Plan, subject to the limitation, however, that, except as provided in
Section 14 (relating to adjustments upon changes in stock), no amendment for which stockholder approval is required shall be effective unless such approval is obtained within the required time period. Whether stockholder approval is required shall be determined by the Board of Directors. Approval of the stockholders may be obtained, at a meeting of stockholders duly called and held, by the affirmative vote of a majority of the holders of the Company's voting stock who are present or represented by proxy and entitled to vote on the Plan, or by the written consent of the holders of a majority of the outstanding voting stock of the Company. Shares which are present at the meeting but not voted on the Plan are not counted in determining whether a majority has been obtained

     (b) It is expressly contemplated that the Board may, without seeking approval of the Company's stockholders, amend the Plan in any respect necessary to provide the Company's employees with the maximum benefits provided or to be provided under Section 422 of the Code or Section 16 of the Securities and Exchange Act of 1934 and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan or Options granted under it into compliance therewith.

     (c) Rights and obligations under any Option or Right granted before any amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent of the person who holds the Option or Right, which consent may be obtained in any manner that the Board or its delegate deems appropriate.

     (d) The Board of Directors may not amend the provisions of Section 8 hereof more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

17.  TERMINATION OR SUSPENSION OF THE PLAN

     The Board of Directors at any time may suspend or terminate the Plan. The Plan, unless sooner terminated, shall terminate at the end of ten years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Option or Right may be granted under the Plan while the Plan is suspended or after it is terminated. Rights and obligations under any Option or Right granted while the Plan is in effect, including the maximum duration and vesting provisions, shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person who holds the Option or Right, which consent may be obtained in any manner that the Board or its delegate deems appropriate.

18.  REGISTRATION, LISTING, QUALIFICATION, APPROVAL OF STOCK AND OPTIONS

     All Options and Rights granted under the Plan are subject to the requirement that if at any time the Board shall determine in its discretion that the registration, listing or qualification of the shares of stock subject thereto on any securities exchange or under any applicable law, or the consent or approval by any governmental regulatory body or the stockholders of the Company, is necessary or desirable as a condition of or in connection with the issuance of shares upon exercise of the Option or Right, the Option or Right may not be exercised in whole or in part unless such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board of Directors.

19.  NO RIGHT TO EMPLOYMENT

     Nothing in this Plan or in any Option or Right agreement shall be deemed to confer on any employee any right to continue in the employ of the Company or any Affiliate or to limit the rights of the Company or its Affiliates, which are hereby expressly reserved, to discharge an employee at any time, with or without cause, or to adjust the compensation of any employee.

20.  MISCELLANEOUS

     The use of any masculine pronoun or similar term is intended to be without legal significance as to gender.

AMD-90186

                          ADVANCED MICRO DEVICES, INC.
                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 27, 1994

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints W. J. SANDERS III and MARVIN D. BURKETT and each of them as proxies for the undersigned, with full power of substitution to represent and to vote all the stock of the undersigned on the following matters as described in the Proxy Statement accompanying the Notice of Meeting, receipt of which is hereby acknowledged, and according to their discretion on all other matters that may be properly presented for action at the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. to be held on Wednesday, April 27, 1994, and at any adjournment(s) or postponement(s) thereof. If properly executed, this proxy shall be voted in accordance with the instructions given. TO THE EXTENT NO DIRECTIONS ARE GIVEN ON A PROPOSAL, THE PROXYHOLDERS WILL VOTE FOR THE NOMINEES LISTED ON THE REVERSE HEREOF, FOR THE 1992 STOCK INCENTIVE PLAN, AS AMENDED, FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS, AND AGAINST THE STOCKHOLDER PROPOSALS (PROPOSALS 4-6 ON YOUR PROXY). THE UNDERSIGNED MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO ITS EXERCISE OR MAY ATTEND THE MEETING AND VOTE IN PERSON.

    Please mark
/X/ votes as in
    this example


UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES FOR DIRECTORS, FOR PROPOSALS 2-3, AND AGAINST PROPOSALS 4-6.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3

Nominees for Directors:
     W.J. Sanders III, Friedrich Baur, Charles M. Blalack,
     R. Gene Brown, Anthony B. Holbrook, Richard Previte,
               Joe L. Roby, Leonard Silverman

  1.  ELECTION OF            FOR       WITHHELD
      DIRECTORS:            /  /         /  /

- --------------------------------------------------------------
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space
              provided above.)

                                 FOR   AGAINST   ABSTAIN
2.  1992 Stock Incentive Plan,   / /     / /       / /
    as amended
3.  Ratification of the          / /     / /       / /
    appointment of independent
    auditors

The Board of Directors recommends a vote AGAINST Proposals 4, 5 and 6

                                 FOR   AGAINST   ABSTAIN
4.  Stockholder proposal         / /     / /       / /
    relating to the Nominating
    Committee.
5.  Stockholder proposal         / /     / /       / /
    relating to the Board of
    Directors.
6.  Stockholder proposal         / /     / /       / /
    to redeem stockholders'
    preferred stock purchase
    rights.

                                 MARK HERE FOR
                                 ADDRESS CHANGE   / /
                                AND NOTE AT LEFT

Please sign exactly as the name or names appear in this proxy. If the stock is issued in the name of two or more persons, all of them should sign the proxy. A proxy executed by a corporation should be signed in its name by an authorized officer. Executors, administrators and trustees so indicate when signing.

Signature __________________________ Date _______________

Signature __________________________ Date _______________

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
 PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.